                                                                     EXHIBIT 2.2
                                                                     -----------


================================================================================




                             AMENDED AND RESTATED


                         MASTER TRANSACTION AGREEMENT





                                     Among

                          BAYER AG, BAYER CORPORATION

                                      and

                           LYONDELL CHEMICAL COMPANY



                          Dated as of March 31, 2000




================================================================================

                               TABLE OF CONTENTS

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                                   ARTICLE I

Definitions and Usage.............................................................................       2


                                  ARTICLE II

                           Transactions and Closing
                           ------------------------

SECTION 2.01.  Purchase and Sale of Polyols Business..............................................       2
SECTION 2.02.  Contribution of Contributed Assets; Payments for Partnership Interests.............       3
SECTION 2.03.  Bayer 300 Million Pound PO Option..................................................       3
SECTION 2.04.  Purchase Price Allocations.........................................................       4
SECTION 2.05.  Closing Documents..................................................................       4
SECTION 2.06.  Closing Date.......................................................................       5
SECTION 2.07.  References to Original Master Transaction Agreement................................       5


                                  ARTICLE III

                        Representations and Warranties
                        ------------------------------

SECTION 3.01.  Organization, Standing and Power...................................................       5
SECTION 3.02.  Authority; Execution and Delivery; Enforceability..................................       6
SECTION 3.03.  No Conflicts; Consents.............................................................       6
SECTION 3.04.  Subsidiaries.......................................................................       7
SECTION 3.05.  Proceedings........................................................................       7
SECTION 3.06.  Brokers or Finders.................................................................       7


                                  ARTICLE IV

                          Agreements and Covenants
                          ------------------------

SECTION 4.01.  Confidentiality....................................................................       8
SECTION 4.02.  Antitrust..........................................................................       8
SECTION 4.03.  Reasonable Best Efforts............................................................       9
SECTION 4.04.  Taxes..............................................................................       9
SECTION 4.05.  Supplemental Disclosure............................................................      10
SECTION 4.06.  Publicity..........................................................................      11
SECTION 4.07.  Notices of Certain Events..........................................................      11
SECTION 4.08.  Covenants of Lyondell and its Affiliates Relating to Conduct of Businesses.........      11
SECTION 4.09.  No Solicitation....................................................................      14
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                                      -i-
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SECTION 4.10.  Notification of Works Councils.....................................................      14
SECTION 4.11.  Agreement Not To Compete...........................................................      15
SECTION 4.12.  Maintenance of Insurance...........................................................      16


                                   ARTICLE V

                             Conditions Precedent
                             --------------------

SECTION 5.01.  Governmental Approvals and Consents................................................      16
SECTION 5.02.  No Injunctions or Restraints.......................................................      17
SECTION 5.03.  Representations and Warranties.....................................................      17
SECTION 5.04.  Performance of Obligations.........................................................      17
SECTION 5.05.  Absence of Proceedings.............................................................      17
SECTION 5.06.  Other Documents....................................................................      17
SECTION 5.07.  Transaction Documents..............................................................      17
SECTION 5.08.  Release of Liens...................................................................      18
SECTION 5.09.  No Material Impairment.............................................................      18
SECTION 5.10.  Opinions of Counsel................................................................      18
SECTION 5.11.  Limitations of Certain Conditions..................................................      18
SECTION 5.12.  Approval by Bayer Supervisory Board and Lyondell Board of Directors................      19


                                  ARTICLE VI

                                  Termination
                                  -----------

SECTION 6.01.  Termination, Amendment and Waiver..................................................      19
SECTION 6.02.  Effect of Termination..............................................................      20
SECTION 6.03.  Amendments and Waivers.............................................................      20


                                  ARTICLE VII

                                Indemnification
                                ---------------

SECTION 7.01.  Indemnification by Lyondell........................................................      20
SECTION 7.02.  Indemnification by Bayer...........................................................      22
SECTION 7.03.  Calculation of Losses; Mitigation; Limitation on Consequential, Punitive
                and Exemplary Damages.............................................................      23
SECTION 7.04.  Termination of Indemnification.....................................................      23
SECTION 7.05.  Procedures.........................................................................      23
SECTION 7.06.  Survival...........................................................................      25
SECTION 7.07.  Asset Purchase Agreement Effectiveness.............................................      25


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                                 ARTICLE VIII

                           Guarantee of Obligations
                           ------------------------

SECTION 8.01.  Lyondell Guarantee.................................................................      26
SECTION 8.02.  Bayer Guarantee....................................................................      26
SECTION 8.03.  No Demand or Notice................................................................      26
SECTION 8.04.  Waiver of Resort to Security.......................................................      27
SECTION 8.05.  No Discharge.......................................................................      27
SECTION 8.06.  Waivers by the Parent..............................................................      27
SECTION 8.07.  No Effect..........................................................................      27
SECTION 8.08.  No Reduction.......................................................................      28
SECTION 8.09.  Enforcement........................................................................      28
SECTION 8.10.  Continued Effectiveness............................................................      28
SECTION 8.11.  Certain Defenses...................................................................      28
SECTION 8.12.  Parties in Interest................................................................      28


                                  ARTICLE IX

                 Ownership and Business of Joint Venture Subs
                 --------------------------------------------

SECTION 9.01.  Restrictions on Transfer and Pledge of Joint Venture Sub Stock.....................      29
SECTION 9.02.  Prohibition on Affiliated Obligor Bankruptcy, Etc..................................      31
SECTION 9.03.  Special Purpose Subsidiaries.......................................................      31

                                   ARTICLE X

                             Standstill Agreement
                             --------------------

SECTION 10.01.  Standstill........................................................................      31


                                   ARTICLE XI

SECTION 11.01.  System-wide PO Curtailment........................................................      33
SECTION 11.02.  Identified Polyol Demand Events...................................................      37
SECTION 11.03.  Resale or Use of PO not Taken by Bayer PO LP......................................      38
SECTION 11.04.  Bayer Equity Option...............................................................      38
SECTION 11.05.  PO-11 Facility....................................................................      42
SECTION 11.06.  Right to Participate in New PO Plants.............................................      42
SECTION 11.07.  Joint Development of PO Technology; Option on New PO Technology...................      43
SECTION 11.08.  300 Million Pound Option..........................................................      44
SECTION 11.09.  Capital Spending Equilibration....................................................      44
SECTION 11.10.  Lyondell Excess Production Option.................................................      46
SECTION 11.11.  Right to Participate in a New PO Opportunity......................................      46
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                                     -iii-
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SECTION 11.12.  PO Logistics......................................................................    47


Appendix A   Definitions
Appendix B   Purchase Price Allocation
Appendix C   Dispute Resolution Procedures

Exhibit A            Form of Master Asset and Stock Purchase Agreement
Exhibit B            Form of Amended and Restated Limited Partnership Agreement
Exhibit C            Form of Partnership Interest Purchase and Sale Agreement
Exhibit D            Form of Amended and Restated Technology Limited Partnership Agreement
Exhibit E            Form of Bayer License Agreement
Exhibit F            Form of Lyondell License Agreement
Exhibit G            Form of PO Operating Agreement
Exhibit H            Form of Polyols Operating Agreement
Exhibit I            Form of Performance Chemicals Agreement
Exhibit J            Logistics Agreement Term Sheet
Exhibit K            Market Based PO Supply Agreement Term Sheet
Exhibit L            PO-11 Agreement Term Sheet
Exhibit M            300 MM Pound Option Agreement Term Sheet
Exhibit N            Joint Technology Cooperation Agreement Term Sheet
Exhibit O            Transition Services Agreement Term Sheet
Exhibit P            Form of Propylene Supply Agreement
Exhibit Q            Form of Ethylene Oxide Supply Agreement
Exhibit R            Capacity Reservation Principles Term Sheet
Exhibit S            Form of PO Ground Lease
Exhibit T            Form of Polyols Ground Lease
Exhibit U            Styrene Supply Term Sheet


Schedule 2.05        Transaction Documents
Schedule 3.03(a)     Conflicts and Consents
Schedule 3.03(b)     Conflicts and Consents
Schedule 3.05        Proceedings
Schedule 4.08        Exceptions to Ordinary Course
Schedule 5.01(b)     Required Consents

                                AMENDMENT and RESTATEMENT dated as of March 31,
                           2000 of the MASTER TRANSACTION AGREEMENT (this "Agreement") dated as of November 16, 1999, by and
                            ---------
                           among BAYER AG, a German corporation ("Bayer"), BAYER
                                                                  -----
                           CORPORATION, an Indiana corporation ("Bayer Corp.")
                                                                 ----------
                           (with respect to Article VIII, Article IX and the Documentary Conventions set forth in Appendix A only) and LYONDELL CHEMICAL COMPANY, a Delaware corporation ("Lyondell").
                             --------

                                   Recitals
                                   --------

               WHEREAS, subject to the terms and conditions set forth in this Agreement, Lyondell, Bayer and Bayer Corp. have agreed as follows:

               A. Lyondell and the Lyondell Selling Subsidiaries will sell their Polyols Business to Bayer under the terms of the Master Asset and Stock Purchase Agreement substantially in the form of Exhibit A hereto by and among Lyondell, Bayer, Bayer Corp. and each of the Lyondell Selling Subsidiaries (the "Asset Purchase Agreement") and Bayer will purchase the Polyols Business from
 ------------------------
Lyondell and pay to Lyondell the Polyols Business Purchase Price therefor, as it may be adjusted, as provided in the Asset Purchase Agreement;

               B. Bayer and Lyondell will form, through the use of wholly owned subsidiaries, a new Delaware limited partnership (the "PO Joint Venture"),
                                                             ----------------
for the purpose of owning certain of Lyondell's PO Assets in Texas, producing and distributing in-kind PO to Bayer, and producing and distributing in-kind PO and Co-Product to Lyondell under the terms of the Amended and Restated Limited Partnership Agreement substantially in the form of Exhibit B hereto among such wholly owned subsidiaries signatory thereto (the "PO Partnership Agreement");
                                                  ------------------------

               C. Lyondell, indirectly, will contribute the PO Assets to the PO Joint Venture in exchange for the Lyondell PO Partnership Interests, as more specifically set forth in the PO Partnership Agreement;

               D. Bayer will pay the Bayer PO Partnership Payment Amount to Lyondell in exchange for the Bayer PO Partnership Interest, as more specifically set forth in the Partnership Interests Purchase and Sale Agreement substantially in the Form of Exhibit C hereto ("PIPA");
                                  ----

               E. Bayer and Lyondell will form, through the use of wholly owned subsidiaries, the Technology Joint Venture for the purpose of owning the PO Technology Assets under the terms of the partnership agreement substantially in the form of Exhibit D hereto among such wholly owned subsidiaries signatory thereto (the "Technology Partnership Agreement");
              --------------------------------

               F. Lyondell, indirectly, will contribute the PO Technology Assets to the Technology Joint Venture in exchange for the Lyondell Technology Partnership Interests, as more specifically set forth in the Technology Partnership Agreement;

               G. Bayer will pay the Bayer PO Technology Partnership Payment Amount to Lyondell in exchange for the Bayer Technology Partnership Units, as more specifically set forth in the PIPA;

               H. The Technology Joint Venture will license the use of the PO Technology for the production of Identified Polyols to each of Bayer and Lyondell (or their wholly owned subsidiaries that are partners in the PO Joint Venture) on the terms set forth in the License Agreements substantially in the form of Exhibits E and F hereto between the Technology Joint Venture and Bayer's subsidiary, and between the Technology Joint Venture and Lyondell's subsidiary, respectively;

               I. Lyondell will operate the PO Assets for the PO Joint Venture under the terms of a PO Operating Agreement substantially in the form of Exhibit G hereto between the PO Joint Venture and Lyondell (the "PO Operating
                                                                 ------------
Agreement");
---------

               J. Lyondell will operate certain polyols assets for Bayer under the terms of two separate Polyols Operating Agreements substantially in the form of Exhibit H hereto between Lyondell, Bayer or their respective Affiliates signatory thereto (collectively, the "Polyols Operating Agreement");
                                      ---------------------------

               K. Lyondell, Bayer and certain of their respective Affiliates will enter into certain other agreements as more particularly set forth in, or as contemplated by, this Agreement;

               NOW, THEREFORE, the parties hereto hereby agree as follows:

                                   ARTICLE I

                             Definitions and Usage
                             ---------------------

               Unless the context shall otherwise require, terms used and not defined herein shall have the meanings assigned thereto in Appendix A hereto, which also contains rules as to usage and Documentary Conventions which shall govern this Agreement. Inclusion of, or reference to, any matter in any Schedule to this Agreement does not constitute an admission of the materiality of any such matter.

                                  ARTICLE II

                           Transactions and Closing
                           ------------------------

               Upon the terms and subject to the conditions set forth herein, on the Closing Date (unless otherwise specified) the parties will consummate each of the following transactions effective as of the Closing Date (unless otherwise specified).

               SECTION 2.01. Purchase and Sale of Polyols Business. In
                             -------------------------------------
consideration of the payment by Bayer or one or more of its designated Affiliates to Lyondell or one or more of its designated Affiliates of an amount equal to the Polyols Business Purchase Price, in the manner provided under the Asset Purchase Agreement, and Lyondell and the

Lyondell Selling Subsidiaries will sell the Polyols Business to Bayer or one or more of the Bayer Designees (the "Polyols Acquisition"). The specific terms of
                                  -------------------
the Polyols Acquisition are set forth in the Asset Purchase Agreement. Although certain terms of the Polyols Acquisition shall be governed by this Agreement and other Transaction Documents in addition to the Asset Purchase Agreement, the Asset Purchase Agreement shall govern in the event of any inconsistencies between the Asset Purchase Agreement and any other Transaction Document.

          SECTION 2.02. Contribution of Contributed Assets; Payments for
                        ------------------------------------------------
Partnership Interests. (a) Lyondell or one or more of its designated Affiliates
---------------------
shall contribute the PO Assets to the PO Joint Venture in exchange for the Lyondell PO Partnership Interests (collectively, the "Lyondell PO Partnership
                                                      -----------------------
Contributions"). The specific terms of the Lyondell PO Partnership Contributions
-------------
are set forth in the PO Partnership Agreement. Although certain terms of the Lyondell PO Partnership Contributions shall be governed by this Agreement and other Transaction Documents in addition to the PO Partnership Agreement, the PO Partnership Agreement shall govern in the event of any inconsistencies between the terms of the PO Partnership Agreement and any other Transaction Documents.

          (b) Lyondell or one or more of its designated Affiliates shall contribute the PO Technology to the Technology Joint Venture in exchange for the Lyondell Technology Partnership Interests (collectively, the "Lyondell
                                                              --------
Technology Partnership Contributions"). The specific terms of the Lyondell
------------------------------------
Technology Partnership Contributions are set forth in the Technology Partnership Agreement. Although certain terms of the Lyondell Technology Partnership Contributions shall be governed by this Agreement and other Transaction Documents in addition to the Technology Partnership Agreement, the terms of the Technology Partnership Agreement shall govern in the event of any inconsistencies between the Technology Partnership Agreement and any other Transaction Document.

          (c) Bayer or one or more of its designated Affiliates shall pay Lyondell or one or more of its designated Affiliates an aggregate amount equal to the Bayer PO Partnership Payment Amount in exchange for the Bayer PO Partnership Interest (the "Bayer Partnership Payment"). The specific terms on
                           -------------------------
which the Bayer PO Partnership Payment is to be made are set forth in the PIPA. Although the terms of the Bayer PO Partnership Payment shall be governed by certain terms of this Agreement and the terms of other Transaction Documents in addition to the PIPA, the terms of the PIPA shall govern in the event of any inconsistencies between the PIPA and any other Transaction Document.

          (d) Bayer or one or more of its designated Affiliates shall pay Lyondell or its designated affiliates an amount equal to the Bayer PO Technology Partnership Payment Amount in exchange for the Bayer Technology Partnership Interest (the "Bayer Technology Partnership Payment"). The specific terms of the
               ------------------------------------
Bayer Technology Partnership Payment are set forth in the PIPA. Although certain terms of the Bayer Technology Payments shall be governed by the terms of this Agreement and other Transaction Documents in addition to the PIPA, the terms of the PIPA shall govern in the event of any inconsistencies between the PIPA and any other Transaction Document.

          SECTION 2.03. Bayer 300 Million Pound PO Option. Bayer's designated
                        ---------------------------------
Affiliate shall pay Lyondell's designated Affiliate the Bayer 300 Million Pound
PO

Option Payment Amount in exchange for Lyondell's designated Affiliate's execution of the Bayer 300 Million Pound PO Option Agreement.

           SECTION 2.04. Purchase Price Allocations. (a) The consideration for
                         --------------------------
the Transactions (the "Purchase Price") is the sum of the Polyols Business
                       --------------
Purchase Price and the PO Purchase Price. The Purchase Price is $2,450,000,000. The allocation of the Purchase Price among the payments required by Sections
2.01 through 2.03 is set forth on Appendix B, subject to Sections 2.04(b), (c),
(d) and (e).

           (b) Lyondell and Bayer have agreed to an initial allocation of the Purchase Price set forth in Appendix B between the Polyols Business Purchase Price and the sum of (1) the Bayer PO Partnership Payment Amount; (2) the Bayer PO Technology Partnership Payment Amount; and (3) the Bayer 300 Million Pound PO Option Payment Amount (such sum being the "PO Purchase Price"). At any time on
                                           -----------------
or after the Closing Date, but no later than ninety (90) days after the Closing Date, either Lyondell or Bayer may request an adjustment to such initial allocation based upon further appraisal information sharing among the Parties, including an adjustment to reflect Closing Working Capital. To the extent that Lyondell and Bayer are unable to agree to any requested adjustment, Lyondell and Bayer shall select an independent appraisal firm that, in consultation with the Parent Parties and their respective consultants, shall make a final determination of the allocation of Purchase Price between the Polyols Business Purchase Price and the PO Purchase Price consistent with Applicable Law.

           (c) Lyondell and Bayer have further agreed to an initial allocation of the PO Purchase Price among the PO component payment amounts on Appendix B. At any time on or after the Closing Date, but no later than ninety (90) days after the Closing Date, either Lyondell or Bayer may request adjustments to the allocation among such components, including but not limited to adjustments necessitated by reason of adjustments under Section 2.04(b) above. If Lyondell and Bayer are unable to agree to any requested adjustment under this Section 2.04(c), Lyondell and Bayer shall select an independent appraisal firm that, in consultation with the Parent Parties and their respective consultants, shall make a final determination of the allocation of PO Purchase Price, as adjusted pursuant to Section 2.04(b), among the PO component payment amounts consistent with Applicable Law.

           (d) The independent appraisal firm shall be selected by agreement of Lyondell and Bayer from a list of nationally recognized, independent appraisers nominated by each Parent Party. In the event that either Parent Party fails to nominate a nationally recognized, independent appraiser then the other Party's separate appraiser shall be selected. Any determinations of such independent or separate appraisal firm, as the case may be, made under Section 2.04(b) and (c) shall be conclusive and binding as to Lyondell and Bayer and their respective Affiliates. Lyondell and Bayer and their respective Affiliates shall file all their Tax Returns consistent with any agreements and determinations made under this Section 2.04.

           (e) Lyondell and Bayer shall pay, on a 50/50 basis, all fees and expenses of any independent appraisal firm selected under Sections 2.04(b) or
(c), if any. Lyondell and Bayer shall solely bear all costs of their respective consultants.

           SECTION 2.05. Closing Documents. (a) This Agreement and each closing
                        -----------------
document attached as an Exhibit to this Agreement shall be a "Tier 1 Transaction
                                                              ------------------

Document." The "Tier 2 Transaction Documents" are identified on Schedule 2.05
--------        ----------------------------
(collectively and together with the Tier 1 Transaction Documents, the "Transaction Documents"). Each of this Agreement and the Asset Purchase
 ---------------------
Agreement will be referred to herein as an "Initial Transaction Document."
                                            ----------------------------

          (b) On the Closing Date, each of Bayer and its applicable Affiliates and Lyondell and its applicable Affiliates shall execute and deliver each of the Transaction Documents that have not been previously executed.

          SECTION 2.06. Closing Date. The closing of the Transactions (the
                        ------------
"Closing") shall take place at the offices of Cravath, Swaine & Moore, 825
 -------
Eighth Avenue, New York, New York 10019, at 10:00 a.m. on the first Business Day which is (i) the last Business Day of a calendar month and (ii) after the satisfaction (or, to the extent permitted, waiver by the parties entitled to the benefits thereof) of the conditions set forth in Article V (but in any case not earlier than January 31, 2000), or at such other place, time and date as the parties hereto shall otherwise agree in writing (the "Closing Date").
                                                      ------------

          SECTION 2.07. References to Original Master Transaction Agreement.
                        ---------------------------------------------------
References contained in any other agreement or instrument to the original November 16, 1999 Master Transaction Agreement shall be deemed to refer to this Agreement. The amending and restating of the original November 16, 1999 Master Transaction Agreement shall not affect the effectiveness or enforceability of any other agreement or instrument. Any agreement or instrument that is conditioned on closing of the Transactions or any portion thereof in accordance with the terms of the original November 16, 1999 Master Transaction Agreement shall be deemed to refer to closing of the Transactions or applicable portion(s) thereof in accordance with the terms of this Agreement.

                                  ARTICLE III

                        Representations and Warranties
                        ------------------------------

          Each Parent Party, with respect to itself and, as applicable, with respect to its Affiliates, represents and warrants to the other Parent Party as follows:

          SECTION 3.01. Organization, Standing and Power. (a) Each of such
                        --------------------------------
Parent Party and its Affiliates which is or will be a signatory to any Initial Transaction Document (i) is duly organized or formed, validly existing and in good standing under the laws of the jurisdiction in which it is so organized or formed, (ii) subject to the board approvals described in Section 3.02, has full corporate, partnership or limited liability company power and authority necessary to enable it to perform its obligations under any Initial Transaction Document to which it is or will be a party and (iii) is duly qualified to do business as a foreign corporation, partnership or limited liability company and is in good standing in each jurisdiction where such qualification is necessary, except where the failure to be so qualified could not reasonably be expected to have a Material Adverse Effect.

          (b) Each of such Parent Party and its Affiliates which will be a signatory to any Transaction Document to be executed and delivered on the Closing Date (a

"Closing Date Transaction Document"), in each case as of the Closing Date (i)
 ---------------------------------
will be duly organized or formed, validly existing and in good standing under the laws of the jurisdiction in which it is so organized or formed, (ii) will have full corporate, partnership or limited liability company power and authority necessary to enable it to perform its obligations under this Agreement and each other Transaction Document to which it will be a party and (iii) will be duly qualified to do business as a foreign corporation, limited partnership or limited liability company and will be in good standing in each jurisdiction where such qualification is necessary, except where the failure to be so qualified could not reasonably be expected to have a Material Adverse Effect.

                  SECTION 3.02. Authority; Execution and Delivery;
                                ----------------------------------
Enforceability. (a) Subject to the board approvals described in this Section
--------------
3.02, each of such Parent Party and its Affiliates has full corporate, partnership or limited liability company power and authority to execute and deliver the Initial Transaction Documents to which it is or will be a party and to consummate the Transactions to be consummated by it thereunder. The execution and delivery by each of such Parent Party and its Affiliates of the Initial Transaction Documents to which it is or will be a party and the consummation of the Transactions to be consummated by it thereunder will have been duly authorized by all necessary corporate, partnership or limited liability company action upon the approval of the Transactions by the Supervisory Board, the Board of Directors of Bayer Corp. or the Lyondell Board of Directors, as applicable. When executed and delivered by it (assuming the approval of each of the Supervisory Board, the Board of Directors of Bayer Corp. and the Lyondell Board of Directors), each of such Parent Party and its Affiliates will have duly executed and delivered each Initial Transaction Document to which it is a party, and each such Initial Transaction Document (assuming the due authorization, execution and delivery by each other party thereto) will constitute its legal, valid and binding obligation, enforceable against it in accordance with its terms, except (x) as the enforceability thereof may be limited by bankruptcy, insolvency or similar laws affecting creditors' rights generally and (y) the availability of equitable remedies may be limited by equitable principles of general applicability (which principles may include implied duties of good faith and fair dealing).

                  (b) Each of such Parent Party and its Affiliates will have as of the Closing Date full corporate, partnership or limited liability company power and authority to execute each of the Closing Date Transaction Documents to which it is a party and to consummate the Transactions to be consummated by it thereunder. The execution and delivery by each of such Parent Party and its Affiliates of each of the Closing Date Transaction Documents to which it will be a party and the consummation of the Transactions to be consummated by it thereunder will have been duly authorized by all necessary corporate, partnership or limited liability company action. Each of such Parent Party and its Affiliates as of the Closing Date will have duly executed and delivered each Closing Date Transaction Document to which it is a party, and each Closing Date Transaction Document (assuming the due authorization, execution and delivery by each other party thereto) will constitute its legal, valid and binding obligation, enforceable against it in accordance with its terms, except (x) as the enforceability thereof may be limited by bankruptcy, insolvency or similar laws affecting creditors' rights generally and (y) the availability of equitable remedies may be limited by equitable principles of general applicability (which principles may include implied duties of good faith and fair dealing).

                  SECTION 3.03. No Conflicts; Consents. (a) The execution and
                                ----------------------
delivery by each of such Parent Party and its Affiliates of the Initial Transaction Documents to which it is or will be a party does not and will not, and the consummation of the Transactions and compliance with the terms of the Transaction Documents will not, conflict with, or result in any violation of or default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, cancelation or acceleration of any obligation or to loss of a material benefit under, or to increased, additional or accelerated rights or entitlements of any Person under, or result in the creation of any Lien upon any of the properties or assets of such Parent Party or any of its Affiliates under, any provision of
(i) its Organizational Documents, (ii) except as set forth in Schedule 3.03(a) and Schedule 3.03 and 3.05 of the Asset Purchase Agreement, any Contract to which it is a party or by which any its properties or its assets is bound or
(iii) any Judgment or any Applicable Law applicable to its properties or its assets, other than, in the case of clauses (ii) and (iii) above, any such items that, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect.

                  (b) Except as set forth in Schedule 3.03(b), no Consent or Filing with any Governmental Entity is or will be (i) required to be obtained or made by or with respect to such Parent Party or any of its Affiliates for the execution and delivery of the Transaction Documents to which it is or will be a party or (ii) necessary for the consummation by such Parent Party and its Affiliates of the Transactions other than (A) where the failure to obtain such a Consent or make such a Filing, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect and (B) compliance with and filings under the HSR Act and the Non-U.S. Competition Laws.

                  SECTION 3.04. Subsidiaries. Each Joint Venture Party Affiliate
                                ------------
of such Parent Party is or at the Closing will be a direct or indirect wholly owned subsidiary of such Parent Party. Each Purchaser Designee under the Asset Purchase Agreement will at the Closing be a direct or indirect majority owned Affiliate of Bayer.

                  SECTION 3.05. Proceedings. Except as disclosed in Schedule
                                -----------
3.05, as of November 16, 1999, there were not any (a) outstanding Judgments against or affecting such Parent Party, its Affiliates or its Contributed Assets, or (b) Proceedings pending or, to the Knowledge of such Parent Party, threatened against or affecting such Parent Party, its Affiliates or its Contributed Assets, by or against any Governmental Entity or any other Person, that, in the case of (a) or (b), in any manner challenged or sought to prevent, enjoin, materially alter or materially delay any of the Asset Purchase Transactions or the Joint Venture Transactions.

                  SECTION 3.06. Brokers or Finders. No agent, broker, investment
                                ------------------
banker or other Person is or will be entitled to any broker's or finder's fee or any other commission or similar fee in connection with any of the Transactions, except (i) as to Bayer and its Affiliates, CS First Boston Corporation, whose fees and expenses will be paid by Bayer and (ii) as to Lyondell and its Affiliates, Salomon Smith Barney, whose fees and expenses will be paid by Lyondell.

                                  ARTICLE IV

                           Agreements and Covenants
                           ------------------------

                  From and after November 16, 1999:

                  SECTION 4.01. Confidentiality. (a) Bayer, Bayer Corp. and
                                ---------------
Lyondell have previously entered into a Confidentiality Agreement dated as of August 5, 1998 (the "Confidentiality Agreement"). Nothing in this Agreement
                     -------------------------
shall be construed as impairing or otherwise limiting the obligations assumed pursuant to the Confidentiality Agreement by the parties thereto, except that
(i) the Confidentiality Agreement shall remain in full force and effect in accordance with its terms until the earlier of the Closing or the expiration dates set forth therein and (ii) the choice of law and consent to jurisdiction provisions in the Confidentiality Agreement shall be deemed to be superseded for all purposes by the choice of law provisions set forth in the Documentary Conventions.

                  (b) In addition to the obligations of each Parent Party set forth in Section 4.01(a) above, each Parent Party, from and after the Closing, with respect to itself and to its Affiliates, agrees and covenants with the other Parent Party that it will keep confidential, and cause their and their Affiliates' respective officers, directors, employees and advisors to keep confidential, all information relating to (i) in the case of Lyondell, the Polyols Business, and (ii) in the case of Bayer, the businesses of Lyondell (except information exclusively relating to the operations of the Polyols Business prior to Closing; provided, however, that Bayer shall be entitled to
                           --------  -------
disclose such information only if Bayer consults in good faith with Lyondell before publicly disclosing such information and only if such information is not specific competitive customer information), except, in each case, as required by Applicable Law or administrative process (to the extent so required) (in which case the legally obligated party shall promptly notify the other party and give the other party an opportunity to oppose such disclosure) and except for information that is available to the public on the Closing Date, or thereafter becomes available to the public other than as a result of a breach of this
Section 4.01. The covenants set forth in this Section 4.01(b) shall be effective as of Closing Date and shall terminate ten years after the Closing Date.

                  (c) Each Parent Party shall and shall cause its Affiliates to be bound by (i) the terms and conditions of Section 13.1 of each of the Joint Venture Agreements as if such Parent Party or Affiliate were a "Partner" as defined in such documents, and (ii) the confidentiality provisions set forth in each of the other Transaction Documents.

                  SECTION 4.02. Antitrust. Each Parent Party shall, as promptly
                                ---------
as practicable following November 16, 1999 (i) file with the FTC and the DOJ the notification and report form pursuant to the HSR Act, required for the transactions contemplated hereby and (ii) make (A) all filings under the Non-U.S. Competition Laws of any country or the European Union under which any clearance, consent, authorization, registration, declaration or other action with respect to the transactions contemplated hereby is required and (B) a filing using Form AB with the European Commission. Each Parent Party shall as promptly as practicable (i) substantially comply with any request for additional information and documents pursuant to the HSR Act and (ii) provide any supplemental information requested pursuant to any Non-U.S. Competition Law. Each Parent Party shall furnish to the other such information and assistance as the other may reasonably request in connection with its preparation of any filing, submission or other act that is necessary or advisable under the HSR Act and the relevant Non-U.S. Competition Laws. Each Parent Party shall keep the other Parent Party timely apprised of the status of any communications with, and any inquiries or requests for additional information from, the FTC, the DOJ and the relevant non-U.S. antitrust or competition authorities, and shall comply promptly with any such inquiry or request. Each Parent Party shall use its reasonable efforts to obtain any clearance under the HSR Act and the relevant Non-U.S. Competition Laws required for the consummation of the Transactions or otherwise contemplated by the filings referred to in this Section 4.02.

                  SECTION 4.03. Reasonable Best Efforts. (a) On the terms and
                                -----------------------
subject to the conditions of this Agreement, each Parent Party agrees to cooperate and to cause its Affiliates to cooperate and to use its best efforts consistent with reasonable commercial practice and without payment or incurrence of unreasonable expense or the requirement to engage in litigation ("Reasonable
                                                                     ----------
Best Efforts") to take, and cause its Affiliates to take, all action, and to do,
------------
and cause its Affiliates to do, all things necessary, appropriate or advisable under Applicable Law to cause the Closing to occur as promptly as practicable, including taking all reasonable actions necessary to comply promptly with all legal requirements that may be imposed on it or any of its Affiliates with respect to the Closing.

                  (b) Such Parent Party (at its own expense) shall use its Reasonable Best Efforts to obtain, and shall cause its Affiliates to use their Reasonable Best Efforts to obtain, all consents from third parties identified as necessary or appropriate to permit the consummation by such Parent Party and its Affiliates of the Transactions (without payment of any assignment, consent or similar fee requested by any Person).

                  (c) This Section 4.03 does not relate to antitrust matters, which are the subject of Section 4.02.

                  (d) Each Parent Party (i) shall use its Reasonable Best Efforts to cause the Closing to occur on or prior to March 31, 2000 (subject to extension as may be required to obtain the Consents under Section 4.02) and (ii) shall not take, and shall cause or direct its Affiliates and representatives not to take, any action that would, or that could reasonably be expected to, result in any of the conditions to the Transactions set forth in Article V not being satisfied; provided, however, that the Reasonable Best Efforts obligation set
           --------  -------
forth in clause (i) above shall not require either Parent Party to waive any right or condition in this Agreement or any of the other Transaction Documents.

                  SECTION 4.04. Taxes. (a) General. Except as provided in
                                -----      -------
subsection (b) of this Section, any liability, obligation or commitment for Taxes incurred by a Parent Party or any of its Affiliates as a result of any transaction carried out in connection with this Agreement (including the carrying out of all agreements among the Parent Parties and their Affiliates contemplated by this Agreement) shall be borne by such Parent Party or its appropriate Affiliate.

                  (b) Transfer Taxes. Except as provided below, the Parent
                      --------------
Parties shall bear equally (50-50) all Transfer Taxes incurred as a result of the Transactions:

                  (i) Lyondell shall bear 100% of any French Capital Tax (including any related penalties and interest) resulting from any sale, contribution or other transfer on or before the Closing Date of (A) any portion of the Polyols Business located in France, or (B) any entity holding any portion of the Polyols Business located in France in connection with this Agreement or the Asset Purchase Agreement.

               (ii) notwithstanding anything in this subsection, a Parent Party shall be 100% responsible for any penalty or interest resulting from nonpayment of a Transfer Tax or improper filing of a Transfer Tax Return by such Parent Party or its Affiliate.

               (iii) the Parties shall reasonably cooperate to minimize the imposition of any Transfer Tax on either party by taking advantage of any reasonably available exemptions, exceptions, or exclusions.

               SECTION 4.05. Supplemental Disclosure. (a) Each Parent Party,
                             -----------------------
with respect to itself and to its Affiliates, agrees and covenants with the other Parent Party with respect to the period from November 16, 1999 through the Effective Time that such party shall have the obligation to (i) supplement or amend the Schedules to each of the Initial Transaction Documents (collectively, the "Initial Transaction Document Schedules") with respect to any matter
     --------------------------------------
hereafter arising or discovered that, if existing or known at November 16, 1999, would have been required to be set forth or described in such Initial Transaction Document Schedules and (ii) with respect to matters for which no Initial Transaction Document Schedule exists, to notify the other Parent Party if any representation or warranty in any Initial Transaction Document ceases to be true and correct in any material respect by providing an additional Initial Transaction Document Schedule with respect to such representation or warranty, in each case of clauses (i) and (ii) both (A) on the tenth Business Day of the first calendar month after such Parent Party acquired Knowledge of an event or item required to be so disclosed; and (B) on a date no earlier than fifteen Business Days and no later than the Closing Date. No disclosure contained in such supplemented, amended or additional Initial Transaction Document Schedules shall limit any right of the other Parent Party or any of its Affiliates to decline to consummate the Closing if such supplemented, amended or additional Initial Transaction Document Schedules disclose that any of the representations or warranties of such Parent Party and its Affiliates contained in any Initial Transaction Document (by reference to the Initial Transaction Document Schedules on November 16, 1999) are not true and correct in all material respects at and as of the Closing Date to the extent contemplated by Article V.

                  (b) The Initial Transaction Document Schedules in the form attached to the Initial Transaction Documents on November 16, 1999, as amended and restated under this Agreement and the other Initial Transaction Documents, shall be referred to herein as the "Revised
                                                                    -------
         Signing Date Schedules". On the Closing Date, Lyondell will deliver a
         ----------------------
         set of (i) the Revised Signing Date Schedules and (ii) a set of the Revised Signing Date Schedules which have been updated and amended to reflect occurrences between November 16, 1999 and the Closing Date as required under the terms of Section 4.05(a) of this Agreement (the "Closing Date Schedules"). Lyondell's liability with respect to
          ----------------------
         breaches of representations, warranties and covenants in the Initial Transaction Documents shall be determined by reference to the Revised Signing Date Schedules, except that Lyondell's compliance with the requirements of Section 4.05(a) shall be determined by comparing the Revised Signing Date Schedules with the Closing Date Schedules.

                  SECTION 4.06. Publicity. No public release or announcement
                                ---------
concerning the Transactions shall be issued by either Parent Party or any of its Affiliates without the prior consent of the other Parent Party, except as such release or announcement may be required by Applicable Law or the rules or regulations of any United States or foreign securities exchange or commission (in which case the party required to make the release or announcement shall allow the other party reasonable time to comment on such release or announcement in advance of such issuance and shall give reasonable consideration to all such comments made by the other party).

                  SECTION 4.07. Notices of Certain Events.  From November 16,
                                -------------------------
1999 to the Closing Date, each Parent Party shall promptly notify the other Parent Party of:

                  (a) any written notice or other written communication from any Person alleging that the Consent of such person is or may be required in connection with the transactions contemplated by this Agreement (other than notice in respect of a Consent disclosed in any Initial Transaction Document Schedule);

                  (b) any written notice or other written communication from any Governmental Entity in connection with the transactions contemplated by this Agreement; and

                  (c) any Proceedings commenced or, to the knowledge of such Parent Party, threatened against, relating to or involving or otherwise affecting either Parent Party or its Affiliates that are of the type described in Section 5.05.

                  SECTION 4.08. Covenants of Lyondell and its Affiliates
                                ----------------------------------------
Relating to Conduct of Businesses. (a) Except for matters set forth in Schedule
---------------------------------
4.08 or otherwise expressly permitted by the terms of this Agreement, from November 16, 1999 to the Closing, Lyondell and its Affiliates, taking into account the announcement of the Transactions, shall (i) conduct the Businesses in the usual, regular and ordinary course in substantially the same manner as previously conducted, (ii) use their Reasonable Best Efforts to preserve the Businesses in substantially the same condition as the Businesses exist on November 16, 1999, (iii) use their Reasonable Best Efforts to keep available the services of the current employees of the Businesses and (iv) use their Reasonable Best Efforts to preserve the relationships of the Businesses with customers, suppliers, licensors, licensees, distributors and others with whom the Businesses deal. In addition (and without limiting the generality of the foregoing), except as set forth in Schedule 4.08, or as otherwise expressly permitted or required by the terms of this Agreement, Lyondell and its Affiliates shall not do any of the following in connection with the Businesses without the prior written consent of Bayer:

                  (A) with respect to the Polyols Business only, adopt or amend in any material respect any Lyondell Benefit Plan (or any plan that would be a Lyondell Benefit Plan if adopted) or enter into, adopt, extend (beyond the Closing Date), renew or amend any collective bargaining agreement or other Contract with any labor organization, union or association, except in each case as required by Applicable Law or pursuant to the terms thereof;

                  (B) with respect to the Polyols Business only, grant to any executive officer or employee any increase in compensation or benefits, except in the ordinary course of business and consistent with past practice or as may be required under existing agreements and except for any increases for which Lyondell shall be solely obligated;

                  (C) with respect to the Asian Entities only, incur or assume any indebtedness for borrowed money or guarantee any such indebtedness except short term borrowings in the ordinary course consistent with past practice;

                  (D) permit, allow or suffer, following written notice to Lyondell and failure to cure following the lapse of fifteen calendar days from receipt of such notice, any Acquired Asset or any PO Asset to become subjected to any Lien of any nature whatsoever that would have been required to be set forth in Schedule 3.02 or 3.03 of the Asset Purchase Agreement if existing on November 16, 1999;

                  (E) cancel any material indebtedness (individually or in the aggregate) owing to Lyondell that constitutes an Acquired Asset or waive any claims or rights of substantial value that constitute an Acquired Asset;

                  (F) with respect to the Polyols Business only, except for transactions contemplated by the Transaction Documents, sell, transfer or lease any of its assets to Lyondell or any of its Affiliates;

                  (G) make any change in any method of accounting or accounting practice or policy from those used in developing the Financial Statements other than as mutually agreed by Lyondell and Bayer under the procedures set forth in Exhibit C to the PO Operating Agreement.

                  (H) with respect to the Polyols Business only, except for transactions required to effect the transactions contemplated by the Transaction Documents, acquire by merging or consolidating with, or by purchasing a substantial portion of the assets of, or by any other manner, any business or any corporation, partnership, association or other business organization or division thereof or otherwise acquire any assets (other than inventory) that are material, individually or in the aggregate, to the Polyols Business;

                  (I) with respect to the Polyols Business only, make or incur any capital expenditure that is not either (x) set forth in Schedule 4.08(a)(I) or (y) the result of a casualty, if such expenditure, individually, is in excess of $1,000,000, or make or incur any such expenditures which, in the aggregate, are in excess of $5,000,000;

                  (J) sell, lease, license or otherwise dispose of any of its assets that are material, individually or in the aggregate, to the Businesses, except (x) (1) inventory or (2) pieces of equipment with a value of less than $100,000, individually, or $1,000,000, in the aggregate, in each case sold or disposed of in the ordinary course of business and consistent with past practice and (y) any Excluded Asset;

                  (K) with respect to the Polyols Business only, enter into any lease of real property that is material to the Polyols Business, except any renewals of existing leases in accordance with the terms thereof in the ordinary course of business and consistent with past practice;

                  (L) materially modify, amend, terminate or permit the lapse of any material lease of, or material reciprocal easement agreement, material operating agreement or other material agreement relating to, real property (except modifications or amendments associated with renewals of existing leases in the ordinary course of business and consistent with past practice);

                  (M) with respect to the Polyols Business only, enter into any agreement involving either (X)(1) a term of greater than one year and
         (2) an amount greater than $500,000 or (Y) an amount greater than $3,000,000 (a "Proposed Agreement"); provided, however, that the
                        ------------------    --------  -------
         provisions of this Section 4.08(a)(M) shall not apply to any Proposed Agreement for the sale, purchase or exchange of Polyether Polyols; provided, further, however, that the provisions of this Section
         --------  -------  -------
         4.08(a)(M) shall not be applicable to any Proposed Agreement affecting both the Polyols Business and one or more other businesses of Lyondell if both (A) the costs and benefits of such Proposed Agreement are allocated equitably between the Polyols Business and the other affected businesses and (B) as a result of Lyondell's inability to enter into the Proposed Agreement Lyondell's other affected business or businesses would incur an adverse economic effect; or

                  (N) authorize any of, or commit or agree to take, whether in writing or otherwise, any of, the foregoing actions.

                  (b)  Advise of Changes. In addition to Lyondell's obligations
                       -----------------
under Section 4.05, Lyondell shall promptly advise Bayer in writing of the occurrence of any matter or event that could reasonably be expected to result in breaches by Lyondell of any its representations, warranties, covenants or agreements in any of the Transaction Documents that would result in Losses that in the aggregate equal or exceed $100,000,000, excluding Losses that are attributable to (i) changes in market or economic conditions which affect the world or any regional economy generally, (ii) the general market price of PO raw materials or polyols raw materials, supplies or utilities (including propylene),
(iii) the rate of inflation, (iv) valuation levels in the United States, German or world equity or capital markets, (v) specific customer or other actions resulting directly from the announcement of the Transactions or (vi) actions by Bayer or its Affiliates that directly or indirectly affect the Businesses.

                  (c)  Affirmative Covenants. Until the Closing, Lyondell shall,
                       ---------------------
and shall cause its Affiliates to:

                  (i) maintain the Acquired Assets and the PO Assets in the ordinary course of business in good operating order and condition, reasonable wear and tear, obsolescence and damage from fire or other casualty or condemnation excepted;

                  (ii) upon any damage, destruction or loss to any material Acquired Asset or any material PO Asset, apply any and all insurance proceeds received with respect thereto to the prompt repair, replacement and restoration thereof to the condition of such Acquired Asset or PO Asset before such event or, if required, to such other (better) condition as may be required by Applicable Law; and

                  (iii) maintain the level and quality of Inventory and supplies, raw materials and spare parts of the Businesses in the ordinary course of business in a manner consistent with its practices in place as of the date of the 1998 Balance Sheet except for changes that are commercially reasonable in light of market conditions.

                  (d)   Consultation. In connection with the continuing
                        ------------
operation of the Businesses between November 16, 1999 and the Closing, Lyondell and its Affiliates shall use reasonable efforts to consult in good faith on a regular and frequent basis with the representatives for Bayer to report material operational developments and the general status of ongoing operations; provided,
                                                                       --------
however, that Lyondell may restrict access to the extent it reasonably believes
-------
necessary to (w) comply with existing confidentiality agreements with third parties, (x) ensure compliance with antitrust and anticompetition laws, (y) preserve the secrecy of confidential information to the extent not related to the Businesses and (z) preserve legal privilege. Lyondell and its Affiliates acknowledge that any such consultation shall not constitute a waiver by Bayer of any rights it may have under this Agreement or any other Transaction Document, and that Bayer shall not have any liability or responsibility for any actions of Lyondell and its Affiliates or any of their respective officers or directors with respect to matters that are the subject of such consultations unless Bayer expressly consents to such action in writing.

                  (e)   No Restriction on Competition. This Section 4.08 is not
                        -----------------------------
intended to limit or reduce, prior to the Closing, Lyondell or its Affiliates' ability to operate the Businesses as an independent and viable competitor of Bayer, including with respect to decisions regarding research and development, raw materials, manufacturing, pricing, marketing and distribution of products.

                  SECTION 4.09. No Solicitation. Neither Lyondell nor any of its
                                ---------------
Affiliates shall, nor shall any of them authorize or permit any officer, director or employee of or any investment banker, attorney, accountant or other representative retained by them to, (i) solicit, initiate or encourage any "other bid" (as defined below), (ii) enter into any agreement with respect to any other bid or (iii) participate in any discussions or negotiations regarding, or furnish to any Person any information with respect to, any other bid. Without limiting the foregoing, it is understood that any authorized violation of the restrictions set forth in the preceding sentence by any such officer, director, employee, investment banker, attorney, accountant or other representative, whether or not such person is purporting to act on behalf of Lyondell or any of its Affiliates or otherwise, shall be deemed to be a breach of this Section 4.09 by Lyondell. As used in this Section 4.09, "other bid" shall mean any proposal to acquire in any manner all or any portion of the Acquired Assets or the PO Assets, other than (A) the Transactions contemplated by this Agreement, (B) the acquisition of Inventory in the ordinary course of business and (C) assets permitted to be sold pursuant to Section 4.08 without Bayer's consent or for which Bayer's consent has been obtained pursuant thereto and (D) any proposal that may result in a Change of Control (as defined in Section 10.01(b)) of Lyondell as a whole (provided that in the case of (D), Lyondell's obligations under this Agreement and the other Transaction Documents shall not be altered or affected).

                  SECTION 4.10.  Notification of Works Councils.  Lyondell shall
                                 ------------------------------
take all necessary actions to notify (and, as appropriate, consult with) works councils regarding the Transactions.

                  SECTION 4.11. Agreement Not To Compete. Lyondell and each of
                                ------------------------
its Affiliates understands that Bayer shall be entitled to protect and preserve the going concern value of the Polyols Business to the extent permitted by law and that Bayer would not have entered into the Transactions absent the provisions of this Section 4.11 and, therefore, Lyondell agrees to the following provisions:

                  (a) Subject to subsections 4.11(b), (c) and (d), for a period of five years from the Closing Date (the "Restricted Period"), Lyondell shall not, and shall cause each of its Affiliates not to, develop, use, make or sell Polyether Polyols (a "Competing Business"). For purposes of this Agreement,
                      ------------------
Lyondell and its Affiliates shall be deemed to be engaged in a Competing Business if any of them engage in any of the following:

                  (i)(A) sales of goods or services of the type sold by the Polyols Business, (B) solicitation of any customer or prospective customer of the Polyols Business to purchase any goods or services sold by the Polyols Business, from anyone other than Bayer and its Affiliates, and (iii) assisting any person in any way to do, or attempt to do, anything prohibited by clause (A) or (B) above;

                  (ii) (A) soliciting, recruiting or hiring any employees of the Polyols Business or persons who have worked for the Polyols Business immediately prior to the Closing Date and are employed by Bayer after the Closing Date or (B) soliciting or encouraging any employee of the Polyols Business to leave the employment of the Polyols Business; provided, however, that the restrictions contained in this Section
         --------  -------
         4.11(a)(ii) shall only be effective for a period of two years from the Closing Date; and

                  (iii) selling PO to any polyurethane foam manufacturer other than sales for the U.S. production of Polyether Polyols to any such manufacturer that has been supplied by Lyondell with PO for such use prior to January 1, 1999. If the assets and business of such polyurethane foam manufacturer are acquired by a third party, the exception set forth in this Section 4.11(a)(iii) shall still be deemed to include the acquired assets and business in the hands of the acquiror.

                  (b) Notwithstanding anything in this Section 4.11 to the contrary, during the Restricted Period, Lyondell and its Affiliates shall have the right, without being in violation of this Section 4.11, to undertake any of the activities described as the "Performance Chemicals Business" in the Performance Chemicals Agreement.

                  (c) Notwithstanding anything in this Section 4.11 to the contrary, during the Restricted Period, Lyondell or its Affiliates may acquire all or part of an equity interest in or substantially all the assets of any corporation, partnership or other business entity which engages in a Competing Business, without being in violation of this Section 4.11 if (i) the aggregate revenues of the Competing Business do not exceed 15% of the total revenue of such acquired business (measured by reference to the last full fiscal year preceding the date of the agreement for the acquisition) and (ii) after completion of the acquisition or investment thereof, Lyondell or the acquiring Affiliate engages in its Reasonable Best Efforts to divest such Competing Business within 12 months after its acquisition, in a private auction procedure or other selling procedure which shall include Bayer as a potential acquiror.

                  (d) Notwithstanding any other provision of this Agreement, it is understood and agreed that the remedy of indemnity payments pursuant to
Article VII of this Agreement and other remedies at law would be inadequate in
-----------
the case of any breach of the covenants contained in Section 4.11. Bayer shall be entitled to equitable relief, including the remedy of specific performance, with respect to any breach or attempted breach of this Section 4.11.

                  SECTION 4.12. Maintenance of Insurance. (a) Lyondell agrees to
                                ------------------------
maintain its insurance policies covering the Businesses under substantially the same or more favorable terms and conditions (including deductibles, policy limits and scope of coverage) as such policies exist on November 16, 1999 until the Closing Date.

                  (b) Lyondell and Bayer's insurance experts and attorneys will meet prior to Closing to agree on the most cost-effective insurance and related arrangements to control and manage any third party claim or claim for insurance recovery.

                                   ARTICLE V

                             Conditions Precedent
                             --------------------

                  The obligation of each Parent Party and its Affiliates to consummate the Transactions is subject to the satisfaction on the Closing Date of the conditions set forth in Sections 5.01 through 5.10 and 5.12, any one or more of which conditions of each party may be waived by such party to the extent permitted by law:

                  SECTION 5.01. Governmental Approvals and Consents. (a) (i) All
                                -----------------------------------
Consents of, Filings with, or expirations of waiting periods imposed by, any Governmental Entity necessary for the consummation of the Transactions under the HSR Act and the European Non-US Competition Laws shall have been obtained or filed or shall have occurred and (ii) all other Consents of and Filings with, or expiration of waiting periods imposed by, any Governmental Entity shall have been obtained or filed (including filings under non-European, Non-US Competition
Laws) if, with respect to clause (ii) only, the failure to obtain such Consent or make such Filing, or await the expiration of such period, is reasonably likely to have a Material Adverse Effect after giving effect to Section 1.06 of the Asset Purchase Agreement.

                  (b) Other Consents. In addition to the Consents referred to in
                      --------------
Section 5.01(a), there shall have been obtained (i) all Consents listed on
Schedule 5.01(b) and (ii) any other Consent from any third party with respect to items listed on Schedules 3.03(a) or 3.03(b) or that would be required to be listed on either such Schedule in order to make the representations in Section
3.03 correct.

                  (c) In the event that Lyondell is unable to obtain a particular required Consent, but is able to demonstrate prior to Closing to Bayer's reasonable satisfaction that it will be able to provide Bayer under an alternative arrangement pursuant to Section 1.04(b) of the Asset Purchase Agreement with the equivalent economic claims, rights and benefits that would have accrued to Bayer if such Consent had been obtained, then such Consent shall be deemed to have been obtained for purposes of Section 5.01(b).

                  SECTION 5.02. No Injunctions or Restraints. No Applicable Law
                                ----------------------------
or Judgment enacted, entered, promulgated, enforced or issued by any Governmental Entity or other legal restraint or prohibition preventing the consummation of any of the Transactions shall be in effect.

                  SECTION 5.03. Representations and Warranties. The
                                ------------------------------
representations and warranties of the other Parent Party and its Affiliates made in the Initial Transaction Documents qualified as to materiality shall be true and correct, and those not so qualified shall be true and correct in all material respects, as of November 16, 1999 and as of the Closing Date as though made as of such date, and such Parent Party shall have received a certificate signed by an authorized officer of the other Parent Party to such effect.

                  SECTION 5.04. Performance of Obligations. The other Parent
                                --------------------------
Party and its Affiliates shall have performed or complied in all material respects with all obligations and covenants required by the Initial Transaction Documents to be performed or complied with by such other Parent Party and its Affiliates by the Closing Date, and such Parent Party shall have received a certificate signed by an authorized officer of such other Parent Party to such effect.

                  SECTION 5.05. Absence of Proceedings. There shall not be
                                ----------------------
pending or, to the Knowledge of such Parent Party, threatened by any Governmental Entity or any other Person any Proceeding (in each case, that has a reasonable likelihood of success) (i) challenging or seeking to restrain in any material respect adverse to such party, or seeking to prohibit, any of the Transactions or any term or provision of any Transaction Document that inures to the material benefit of such Party, (ii) seeking to prohibit or limit, in any material respect, the ownership or the operation by Bayer of the Polyol Assets,
(iii) seeking to impose, in any material respect, limitations on the PO Joint Venture adverse to such party or to prohibit the PO Joint Venture from owning or operating the PO Assets or the PO Technology Assets or (iv) seeking to compel either Parent Party, or any of its Affiliates, to dispose of or hold separate any material portion of its business or assets, in each case as a result of the consummation of any of the Transactions. In addition, no Parent Party shall have received any written communication by any Governmental Entity that such Governmental Entity has serious legal concerns regarding the Transactions or any part thereof that would likely result in a Proceeding (that would have a reasonable likelihood of success and the consequences of which, if successful, would be adverse to such Parent Party) described in clauses (i) - (iv) of the preceding sentence if the Transactions are pursued.

                  SECTION 5.06. Other Documents. The other Parent Party and its
                                ---------------
Affiliates shall have furnished such other documents relating to the corporate existence and the authority to consummate the Transactions of such other Parent Party and such other Parent Party's Affiliates (including true and complete copies of applicable board of director resolutions, certification of incumbency of those persons executing the Transaction Documents and applicable Organizational Documents, in each case as amended and in full force and effect on November 16, 1999 and, if subsequently amended, on the Closing Date), and such other matters as it or its counsel may reasonably request.

                  SECTION 5.07. Transaction Documents. All Transaction Documents
                                ---------------------
other than as contemplated by Section 1.04 and Section 1.06 of the Asset
Purchase

Agreement shall have been executed and delivered by each of the parties thereto and shall be fully effective in all respects.

                  SECTION 5.08. Release of Liens. Lyondell shall have taken, or
                                ----------------
caused to be taken, all steps necessary to effect a release of the Liens on the Acquired Assets and the PO Assets under the Lyondell Credit Agreement and Lyondell Senior Secured Notes, including delivery of lien releases in form and substance reasonably satisfactory to Bayer's counsel, including Forms UCC-3.

                  SECTION 5.09. No Material Impairment. No Governmental Entity
                                ----------------------
shall have entered, enacted, issued, enforced or promulgated any Applicable Law or Judgment such that payment or compliance with such Applicable Law or Judgment would constitute a material impairment or diminution of the economic value of the Polyols Business or the PO Assets.

                  SECTION 5.10. Opinions of Counsel. (a) Bayer shall have
                                -------------------
received opinions each dated the Closing Date of Baker & Botts, L.L.P., and Lyondell's Counsel which shall together incorporate customary "due authorization, execution and delivery", "due organization" and enforceability opinions with respect to Lyondell and the Transaction Documents.

                  (b) Lyondell shall have received opinions each dated the Closing Date of Cravath, Swaine & Moore, and Bayer's Counsel which shall together incorporate customary "due authorization, execution and delivery", "due organization" and enforceability opinions with respect to Bayer, Bayer Corp. and the Transaction Documents.

                  SECTION 5.11. Limitations of Certain Conditions. (a)
                                ---------------------------------
Notwithstanding the terms of Sections 5.01(b)(ii), 5.03 and 5.04, neither Parent Party shall be entitled to exercise any rights under any such Section not to consummate the Transactions unless the aggregate effect of all failures to obtain Consents under Section 5.01(b)(ii) and breaches by the other Parent Party under Section 5.03 and 5.04 (other than breaches of Section 3.13 of the Asset Purchase Agreement) results in Realized Losses that in the aggregate equal or exceed $100,000,000, excluding Realized Losses that are attributable to (i) changes in market or economic conditions which affect the world or any regional economy generally, (ii) the general market price of PO or polyols raw materials, supplies or utilities (including propylene), (iii) the rate of inflation, (iv) valuation levels in the United States, German or world equity or capital markets, (v) specific customer or other actions resulting directly from the announcement of the Transactions or (vi) actions by Bayer or its Affiliates that directly or indirectly affect the Businesses (the "Closing Condition
                                                   -----------------
Threshold"); provided, however, that the Closing Condition Threshold shall have
---------    --------  -------
no effect on the obligations of any party to the Transaction Documents to provide indemnification for breaches of representations, warranties, covenants or agreements by such party or its Affiliates. For purposes of this Section 5.11(a) only, the term "Realized Losses" shall mean any out-of-pocket damages,
                        ---------------
costs or expenses incurred or paid by a Parent Party, excluding any consequential, punitive, or exemplary damages except such damages paid to third parties, after mitigation of such Realized Losses in accordance with Section 7.03(b).

                  (b) Notwithstanding the terms of Sections 5.03, 5.04 and 5.09, neither Parent Party shall be entitled to exercise any rights under any such Section not to consummate the Transactions by virtue of a breach or breaches of Section 3.13 of the Asset Purchase Agreement or the failure of Section 5.09 to be satisfied unless such breach or breaches (along with impairments and diminutions of value within the scope of Section 5.09) have resulted in the aggregate in a decrease in the value of the Polyols Business of greater than $250,000,000 since December 31, 1998 (the "MAC Threshold"); provided, however, that the MAC Threshold shall
               -------------    --------  -------
have no effect on the obligations of the parties to provide indemnification for breaches of representations, warranties, covenants and agreements by such party and its Affiliates except as specifically set forth in Section 6.01(b)(v) of the Asset Purchase Agreement.

                  (c) Neither Parent Party may rely on the failure of any condition set forth in this Article V to be satisfied if such failure was caused by such party's action or inaction, or failure to cause the Closing to occur to the extent required by Sections 4.02 and 4.03.

                  SECTION 5.12. Approval by Bayer Supervisory Board and Lyondell
                                ------------------------------------------------
Board of Directors. (a) On or prior to December 31, 1999, the Supervisory Board
------------------
shall have approved the terms of the Transactions, which approval shall be evidenced by a written resolution of the Supervisory Board.

                  (b) On or prior to December 31, 1999, the Lyondell Board of Directors shall have approved the terms of the Transactions, which approval shall be evidenced by a written resolution of the Lyondell Board of Directors.


                                  ARTICLE VI

                                  Termination

                  SECTION 6.01.  Termination, Amendment and Waiver.
                                 ----------------------------------
(a) Notwithstanding anything to the contrary in this Agreement, this Agreement may be terminated and the Transactions abandoned at any time prior to the Effective Time:

                  (i) by mutual written consent of the parties hereto;

                  (ii) by either Parent Party, if the other Parent Party fails to execute the Asset Purchase Agreement within 60 days of the execution of this Agreement;

                  (iii) by either Parent Party in writing if any of the conditions set forth in Article V (that inure to the benefit of such Parent Party) shall have become incapable of fulfillment, and shall not have been waived by such Parent Party following notice to such Parent Party and failure to cure by the earlier of (A) 30 days after receipt of notice or (B) September 30, 2000;

                  (iv) by either Parent Party, if the Closing does not occur on or prior to September 30, 2000; or

                  (v) by either Parent Party, in the event that either (A) the Lyondell Board of Directors or (B) the Supervisory Board has not approved of the Transactions by the close of business on December 31, 1999; provided, however, that the right of termination set forth in
               --------  -------
         this Section 6.01(a)(v) shall be deemed to be waived by

         Lyondell or Bayer, as applicable, in the event that the Transactions are approved by the Supervisory Board or the Lyondell Board of Directors, as applicable, prior to termination by the other Parent Party even if such approval occurs after December 31, 1999;

provided, however, that the party seeking termination pursuant to clause (iii)
--------  -------
or (iv) is not in breach of any of its representations, warranties, covenants or agreements contained in this Agreement or the Asset Purchase Agreement in any material respect.

                  (b) In the event of termination by a party pursuant to this
Section 6.01, written notice thereof shall forthwith be given to the other parties, and the Transactions shall be terminated without further action by any party. If this Agreement is terminated as provided herein, each party shall return or, at its option, destroy all documents and other material received from the other party relating to the Transactions, whether obtained before or after the execution hereof.

                  SECTION 6.02. Effect of Termination. If this Agreement is
                                ---------------------
terminated and the Transactions are abandoned as described in Section 6.01, this Agreement shall become null and void and of no further force and effect, except for the provisions of (i) Section 4.01 relating to the obligation of the parties to keep confidential certain information and data obtained by it from the other parties, (ii) Section 4.04 relating to Taxes, (iii) Section 4.06 relating to publicity, (iv) this Section 6.02, (v) Article VII and (vi) paragraph (l) of the Documentary Conventions relating to expenses and attorney fees. Nothing in this
Section 6.02 shall be deemed to release any party from any liability for any breach by such party of the terms and provisions of this Agreement.

                  SECTION 6.03. Amendments and Waivers. This Agreement may not
                                ----------------------
be amended except by an instrument in writing signed on behalf of each of the parties hereto. By signing an instrument in writing, Lyondell, on the one hand, or Bayer, on the other hand, may waive compliance by the other party with any term or provision of this Agreement that such other party was or is obligated to comply with or perform. Except as otherwise expressly provided in this Agreement, no failure or delay by any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. Except as otherwise expressly provided herein, the rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by Applicable Law or equity.

                                  ARTICLE VII

                                Indemnification
                                ---------------

                  SECTION 7.01. Indemnification by Lyondell. (a) From and after
                                ---------------------------
the Closing, Lyondell shall indemnify Bayer and its Affiliates and each of their respective officers, directors, employees, stockholders, agents and representatives against, and hold them harmless from, any loss, liability, damage or expense (including reasonable legal fees and expenses) ("Losses"), as
                                                                   ------
incurred (payable promptly upon written request), arising from, in connection with or otherwise with respect to:

                  (i) any breach of any representation or warranty of Lyondell or any of its Affiliates that survives the Closing and is contained in this Agreement (it being agreed and acknowledged by the parties that for purposes of Bayer's right to indemnification pursuant to this
         Section 7.01 the representations and warranties of Lyondell and its Affiliates shall be deemed not qualified by any references herein or therein to materiality generally or to whether or not any breach results or may result in a Material Adverse Effect; provided, however, that such references to materiality or Material Adverse Effect shall apply for purposes of determining whether there has been a breach of a representation to the extent such references are contained in such representation);

                  (ii)(A) any breach of any covenant of Lyondell or any of its Affiliates contained in Article IV of this Agreement or (B) subject to the limitations in Section 7.01(b)(iv), any impairments of value within the scope of Section 5.09;

                  (iii) any fees, expenses or other payments incurred or owed by Lyondell or any of its Affiliates to any brokers, financial advisors or comparable other persons retained or employed by it in connection with the transactions contemplated by this Agreement.

                  (b) Lyondell shall not have any liability with respect to breaches of representations and warranties in this Agreement:

                  (i) under clause (i) of Section 7.01(a) in excess of $300,000,000 (the "Lyondell MTA Cap") (except that this clause
                            ----------------
         7.01(b)(i) shall not apply to any wilful breach of any representation or warranty by Lyondell);

                  (ii) under clause (i) of Section 7.01(a), unless the aggregate of all Losses for which Lyondell would, but for this clause (ii), be liable exceeds on a cumulative basis an amount equal to $40,000,000 (the "Lyondell MTA Threshold Amount") but after such Lyondell MTA
               -----------------------------
         Threshold Amount is reached, Lyondell shall be responsible for the full amount of such Losses after the first $30,000,000;

                  (iii) under Section 7.01(a) to the extent the liability or obligation arises as a result of any action taken or omitted to be taken by Bayer or any of its Affiliates except to the extent such action taken or omitted to be taken is required under the terms of any of the Transaction Documents;

                  (iv) under Section 7.01(a)(ii)(B) for impairments of value within the scope of Section 5.09 for either (A) any Losses in any amount less than $30,000,000 or (B) more than 50% of the amount of such impairments of value above $30,000,000 and less than $250,000,000; and

                  (v) under clause (i) of Section 7.01(a) for any individual item where the Loss relating thereto is less than $35,000.

                  (c) The following provisions shall also apply to Lyondell's indemnification obligations under this Article VII:

                  (i) Payments made by Lyondell under Article VI of the Asset Purchase Agreement (other than with respect to breaches of Sections
         3.11 and 3.14(b), under Section 6.01(a)(iii) and breaches of covenants) shall be taken into account for purposes of establishing whether or not the Lyondell MTA Cap has been reached.

                  (ii) Losses that are included under Section 6.01(b)(i) of the Asset Purchase Agreement for purposes of calculating whether the APA Threshold Amount has been reached shall be taken into account for purposes of establishing whether the Lyondell MTA Threshold Amount has been reached.

                  For the avoidance of doubt, the purpose of Sections 7.01(c)(i) and (ii) and Sections 6.01(d)(i) and (ii) of the Asset Purchase Agreement is to insure that (A) the MTA Cap and APA Cap are considered together as one combined cap and (B) the MTA Threshold and the APA Threshold are considered together as one combined threshold.

                  SECTION 7.02. Indemnification by Bayer. (a) From and after the
                                ------------------------
Closing, Bayer and its Affiliates shall indemnify Lyondell and its Affiliates and each of their respective officers, directors, employees, stockholders, agents and representatives against, and agrees to hold them harmless from, any Loss, as incurred (payable promptly upon written request), for or on account of or arising from or in connection with or otherwise with respect to (i) any breach of any representation or warranty of Bayer contained in this Agreement (it being agreed and acknowledged by the parties that for purposes of Lyondell's right to indemnification pursuant to this Section 7.02 the representations and warranties of Bayer and its Affiliates shall be deemed not qualified by any references herein or therein to materiality generally or to whether or not any breach results or may result in a Material Adverse Effect; provided, however, that such references to materiality or Material Adverse Effect shall apply for purposes of determining whether there has been a breach of a representation to the extent such references are contained in such representation), (ii) any breach of any covenant of Bayer or any of its Affiliates contained in Article IV of this Agreement or (iii) any fees, expenses or other payments incurred or owed by Bayer or any of its Affiliates to any brokers, financial advisors or other comparable persons retained or employed by it in connection with the transactions contemplated by this Agreement.

                  (b) Bayer shall not have any liability with respect to breaches of representations and warranties in this Agreement:

                  (i) under clause (i) of Section 7.02(a) in excess of $300,000,000 (the "Bayer MTA Cap") (except that this clause 7.02(b)(i)
                            -------------
         shall not apply to any wilful breach of any representation or warranty by Bayer);

                  (ii) under clause (i) of Section 7.02(a) for any individual item where the Loss relating thereto is less than $35,000; and

                  (iii) under Section 7.02(a) to the extent the liability or obligation arises as a result of any action taken or omitted to be taken by Lyondell or any of its

         Affiliates except to the extent such action taken or omitted to be taken is required under the terms of any of the Transaction Documents.

                  (c) Payments made by Bayer under Article VI of the Asset Purchase Agreement (other than with respect to breaches of covenants) shall be taken into account for purposes of establishing whether or not the Bayer MTA Cap has been reached.

                  SECTION 7.03. Calculation of Losses; Mitigation; Limitation on
                                ------------------------------------------------
Consequential, Punitive and Exemplary Damages. (a) The amount of any Loss for
---------------------------------------------
which indemnification is provided under this Article VII shall be (i) increased to take account of any net Tax cost incurred by the indemnified party arising from the receipt of indemnity payments hereunder (grossed up for such increase) and (ii) reduced to take account of any net Tax benefit realized by the indemnified party arising from the incurrence or payment of any such Loss. In computing the amount of any such Tax cost or Tax benefit, the indemnified party shall be deemed to recognize all other items of income, gain, loss deduction or credit before recognizing any item arising from the receipt of any indemnity payment hereunder or the incurrence or payment of any indemnified Loss.

                  (b) Each of Bayer and Lyondell shall attempt to mitigate and shall cause each of its Affiliates to attempt to mitigate any Losses that such Parent Party or its Affiliates may suffer as a consequence of any matter giving rise to a right to indemnification against the other Parent Party or its Affiliates under this Article VII by taking all actions which a reasonable person would undertake to minimize or alleviate the amount of such Losses and the consequences thereof, as if such person would be required to suffer the entire amount of such Losses and the consequences thereof by itself, without recourse to any remedy against another person, including pursuant to any right of indemnification hereunder, provided that nothing in this Section 7.03(b) shall oblige either of Bayer and Lyondell or any of their respective Affiliates to seek recourse from its insurers.

                  (c) Neither Parent Party nor their respective Affiliates shall be liable to the other Parent Party or its Affiliates under this Article VII for indemnification of any punitive, consequential or exemplary damages with respect to claims between such Parent Parties and their Affiliates; provided, however,
                                                            --------  -------
that this Section 7.03(c) shall not be construed to limit any indemnified party's rights to indemnification under this Article VII for punitive, consequential or exemplary damages paid by such Parent Party to a Third Party in respect of a Third Party Claim.

                  SECTION 7.04. Termination of Indemnification. The obligations
                                ------------------------------
to indemnify and hold harmless any party, (i) pursuant to Section 7.01(a)(i) or 7.02(a)(i), shall terminate when the applicable representation or warranty terminates pursuant to the terms of this Agreement, (ii) pursuant to Section 7.01(a)(ii) or 7.02(a)(ii), shall terminate two years after the termination of the applicable covenant and (iii) the other clauses of Sections 7.01 and 7.02 shall not terminate; provided, however, that such obligations to indemnify and
                     --------  -------
hold harmless shall not terminate with respect to any item as to which the person to be indemnified shall have, before the expiration of the applicable period, previously made a claim by delivering a notice of such claim pursuant to
Section 7.05 to the party to be providing the indemnification.

                  SECTION 7.05. Procedures. (a) In order for a party (the
                                ----------
"indemnified party"), to be entitled to any indemnification provided for under this Agreement in respect of, arising out of or involving a claim made by any person other than a Parent Party or its Affiliate against the indemnified party (a "Third Party Claim"),
                                                         -----------------
such indemnified party must notify the indemnifying party in writing (including copies of all papers served or delivered with respect to such claim) of the Third Party Claim promptly following receipt by such indemnified party of written notice of the Third Party Claim, which notice shall describe in reasonable detail the nature of the Third Party Claim, an estimate of the amount of damages attributable to the Third Party Claim to the extent feasible and the basis of the indemnified party's request for indemnification hereunder; provided, however, that failure to give such notification shall not affect the
--------  -------
indemnification provided hereunder except to the extent the indemnifying party shall have been actually prejudiced as a result of such failure (except that the indemnifying party shall not be liable for any expenses incurred during the period in which the indemnified party failed to give such notice). Thereafter, the indemnified party shall deliver to the indemnifying party, promptly following the indemnified party's receipt thereof, copies of all notices and documents (including court papers) received by the indemnified party relating to the Third Party Claim.

                  (b) If a Third Party Claim is made against an indemnified party, the indemnifying party shall be entitled to participate in the defense thereof and, if it so chooses, to assume the defense thereof with counsel selected by the indemnifying party; provided, however, that such counsel is not
                                    --------  -------
reasonably objected to by the indemnified party. Should the indemnifying party so elect to assume the defense of a Third Party Claim, the indemnifying party shall not be liable to the indemnified party for any legal expenses subsequently incurred by the indemnified party in connection with the defense thereof. If the indemnifying party assumes such defense, the indemnified party shall have the right to participate in the defense thereof and to employ counsel, at its own expense, separate from the counsel employed by the indemnifying party, it being understood that the indemnifying party shall control such defense. The indemnifying party shall be liable for the fees and expenses of counsel employed by the indemnified party for any period during which the indemnifying party has not assumed the defense thereof (other than during any period in which the indemnified party shall have failed to give notice of the Third Party Claim as provided above). If the indemnifying party chooses to defend or prosecute a Third Party Claim, all the indemnified parties shall cooperate in the defense or prosecution thereof. Such cooperation shall include the retention and (upon the indemnifying party's request) the provision to the indemnifying party of records and information that are reasonably relevant to such Third Party Claim, and making employees available on a mutually convenient basis to provide additional information and explanation of any material provided hereunder. Whether or not the indemnifying party assumes the defense of a Third Party Claim, the indemnified party shall not admit any liability with respect to, or settle, compromise or discharge, such Third Party Claim without the indemnifying party's prior written consent (which consent shall not be unreasonably withheld). If the indemnifying party assumes the defense of a Third Party Claim, the indemnified party shall agree to any settlement, compromise or discharge of a Third Party Claim that the indemnifying party may recommend and that by its terms obligates the indemnifying party to pay the full amount of the liability in connection with such Third Party Claim, which releases the indemnified party completely in connection with such Third Party Claim and that would not otherwise adversely affect the indemnified party. Notwithstanding the foregoing, the indemnifying party shall not be entitled to assume the defense of any Third Party Claim (and shall be liable for the reasonable fees and expenses of counsel incurred by the indemnified party in defending such Third Party Claim) if the predominant remedy sought in the Third Party Claim is for an order, injunction or other equitable relief or relief for other than money damages against the indemnified party that the indemnified party reasonably determines, after conferring with its outside counsel, cannot be separated from any related claim for money damages. If such equitable relief or other relief portion of the Third Party Claim can be so separated from that for money damages, the indemnifying party shall be entitled to assume the defense of the portion relating to money damages.

                  (c) In the event a Third Party Claim is brought in which the liability as between the parties to this Agreement is alleged by the Person bringing such claim to be joint, the parties shall cooperate in the joint defense of such Third Party Claim and shall offer to each other such assistance as may reasonably be requested in order to encourage the proper and adequate defense of any such matter. Such joint defense shall be under the general management and supervision of the party which would reasonably be expected to bear the greater share of the liability, unless otherwise agreed; provided,
                                                                  --------
however, that no party to this Agreement shall settle or compromise any such
-------
joint defense without the consent of the other party, which consent shall not be unreasonably withheld or delayed. Any uninsured costs of such joint defense shall be borne as the parties may agree, provided, however, that in the absence
                                         --------  -------
of such agreement, the defense costs shall be borne by the party incurring such costs; provided, further, however, that, if it is later determined that one
       --------  -------  -------
party was entitled to indemnification for such liability under this Article VII, the other party shall reimburse the party entitled to indemnification for all of its costs incurred in connection with such defense.

                  (d) Other Claims. In the event any indemnified party should
                      ------------
have a claim against any indemnifying party under Section 7.01 or 7.02 that does not involve a Third Party Claim being asserted against or sought to be collected from such indemnified party, the indemnified party shall deliver written notice of such claim with reasonable promptness to the indemnifying party which notice shall describe in reasonable detail the nature of the claim, an estimate of the amount of damages attributable to such claim to the extent feasible and the basis of the indemnified party's request for indemnification hereunder. The failure by any indemnified party to so notify the indemnifying party shall not relieve the indemnifying party from any liability that it may have to such indemnified party under Section 7.01 or 7.02, except to the extent that the indemnifying party demonstrates that it has been actually prejudiced by such failure (except that the indemnifying party shall not be liable for any expenses incurred during the period in which the indemnified party failed to give such notice). If the indemnifying party disputes its liability with respect to such claim, the indemnifying party and the indemnified party shall proceed in good faith to negotiate a resolution of such dispute and, if not resolved through negotiations, such dispute shall be resolved in accordance with the Dispute Resolution Procedures.

                  SECTION 7.06. Survival. The covenants contained in Sections
                                --------
4.01, 4.04 and 4.11 and the terms of Articles VIII, IX, X and XI shall survive the Closing and shall not terminate except to the extent set forth in each such Section. Except as provided in the preceding sentence, the representations, warranties, covenants and agreements contained in this Agreement or in any certificates delivered pursuant to Section 5.03 shall survive the Closing solely for purposes of Article VII and shall terminate on the two year anniversary of the Closing Date.

                  SECTION 7.07. Asset Purchase Agreement Effectiveness. For the
                                --------------------------------------
avoidance of doubt, it is understood that Lyondell's liability with respect to breaches of representations, warranties and covenants in the Asset Purchase Agreement shall be determined by reference to the Revised Signing Date Schedules.

                                 ARTICLE VIII

                           Guarantee of Obligations
                           ------------------------

                  SECTION 8.01. Lyondell Guarantee. Lyondell hereby
                                ------------------
unconditionally, absolutely and irrevocably, as primary obligor and not merely as surety, guarantees, undertakes and promises to cause, as herein provided, the due and punctual payment and the full and prompt performance by the Lyondell Affiliated Obligors of all of the amounts to be paid and all of the terms and provisions to be performed or observed by or on the part of the Lyondell Affiliated Obligors under the Transaction Documents in accordance with the terms thereof (all such payment obligations and terms and provisions as now or hereafter exist being collectively called the "Lyondell Obligations") as
                                               --------------------
follows: if any Lyondell Affiliated Obligor shall fail in any manner whatsoever to pay, perform or observe any of the Lyondell Obligations, when and as the same shall be required to be paid, performed or observed under the terms of the Transaction Documents Lyondell will itself duly and punctually pay, or fully and promptly perform or observe, as the case may be, such Lyondell Obligations, or cause the same to be duly and punctually paid, or fully and promptly performed or observed, in each case as if Lyondell were itself the obligor with respect to such Lyondell Obligations under the Transaction Documents.

                  SECTION 8.02. Bayer Guarantee. Bayer Corp. hereby
                                ---------------
unconditionally, absolutely and irrevocably, as primary obligor and not merely as surety, guarantees, undertakes and promises to cause, as herein provided, the due and punctual payment and the full and prompt performance by the Bayer Affiliated Obligors of all of the amounts to be paid and all of the terms and provisions to be performed or observed by or on the part of the Bayer Affiliated Obligors under the Transaction Documents in accordance with the terms thereof (all such payment obligations and terms and provisions as now or hereafter exist being collectively called the "Bayer Obligations" and together with the Lyondell
                               -----------------
Obligations, the "Obligations") as follows: if any Bayer Affiliated Obligor
                  -----------
shall fail in any manner whatsoever to pay, perform or observe any of its Bayer Obligations, when and as the same shall be required to be paid, performed or observed under the terms of the Transaction Agreements, Bayer Corp. will itself duly and punctually pay, or fully and promptly perform or observe, as the case may be, such Bayer Obligations, or cause the same to be duly and punctually paid, or fully and promptly performed or observed, in each case as if Bayer Corp. were itself the obligor with respect to such Bayer Obligations under the Transaction Agreements.

                  SECTION 8.03. No Demand or Notice. It shall not be a condition
                                -------------------
to the guarantees and agreements of Lyondell and Bayer Corp. (in such case, each a "Guarantor") set forth in Section 8.01 and Section 8.02 above (the
   ---------
"Guarantees") that a Beneficiary shall have first made any request of or demand
 ----------
upon, or given any notice of the occurrence of a default under the Transaction Documents or any other notice whatsoever to, any Parent or its Affiliated Obligors or any other Person, or shall have instituted any action or proceeding against any Affiliated Obligor or any other Person in respect thereof, or shall have joined any Affiliated Obligor or a Joint Venture in any such action or proceeding or made any attempt to enforce performance of or compliance with the Obligations. A Beneficiary in asserting the benefit of a Guarantee, shall give prompt notice to a Guarantor of any failure by any Affiliated Obligor of such Guarantor or a Joint Venture to pay, perform or observe any of its Lyondell Obligations or Bayer Obligations, as the case may be; provided, however, that any failure,
                                       --------  -------
delay or defect in the giving of such notice shall not alter or affect the Guarantees under this Agreement.

                  SECTION 8.04. Waiver of Resort to Security. Each Guarantor
                                ----------------------------
further agrees that this Agreement, insofar as it constitutes a guarantee of monetary obligations, constitutes a guarantee of payment when due and not of collection, and each Guarantor waives any right to require as a condition to its Guarantee that any resort be had by a Beneficiary to any security held for the payment of any Lyondell Obligation or Bayer Obligation, as applicable.

                  SECTION 8.05.  No Discharge.  The obligation of each Guarantor
                                 -------------
in respect of its Guarantee is and shall remain absolute and unconditional irrespective of any circumstance that might otherwise constitute a legal or equitable discharge of a surety or guarantor, as the case may be, with respect to its Guarantee.

                  SECTION 8.06. Waivers by the Parent. Each Guarantor hereby
                                ---------------------
unconditionally waives to the fullest extent permitted by law, with respect to its Guarantee but without prejudice to the rights of the parties to the Transaction Documents, (i) any notice of acceptance of this Agreement, grace, presentment, demand, protest, notice of the occurrence of a default under the Transaction Documents and any other notice of any kind whatsoever and promptness in making any claim or demand hereunder, (ii) any right to the enforcement, assertion or exercise by any Beneficiary of any right, power, privilege or remedy conferred herein or in any other Transaction Documents, (iii) any requirement of promptness or diligence on the part of any Beneficiary hereunder,
(iv) any requirement on the part of any Beneficiary to mitigate the damages resulting from any default hereunder or under any Transaction Documents, (v) all principles and provisions of law, statutory or otherwise, which may be in conflict with the terms of this Guarantee, (vi) any other circumstance which might otherwise constitute a legal or equitable discharge, release or defense of a guarantor or surety, or which might otherwise limit recourse against Lyondell or Bayer Corp., as applicable.

                 SECTION 8.07. No Effect. No Guarantee shall be affected by (i)
                               ---------
the failure of a Beneficiary to assert any claim or demand or to enforce any right or remedy under the provisions of any of the Transaction Documents or any agreement related thereto or otherwise, (ii) any extension or renewal of any of the Transaction Documents or any agreement related thereto, (iii) any rescission, release, consent, extension, indulgence, waiver, amendment or modification of or any other action or inaction with respect to any of the terms or provisions of any of the Transaction Documents or of any agreement related thereto, including, without limitation, any increase in the amount of any payment obligation or any change in the time, manner or place of payment or performance of any of the obligations under the Transaction Documents, (iv) any exercise or nonexercise by any Beneficiary of any right, power, privilege or remedy under or in respect of any Transaction Documents, or any waiver of any such right, power, privilege or remedy or of any default in respect of any Transaction Documents, (v) any limitation of the liability or obligations of the applicable Guarantor or its Affiliated Obligors under the terms of any Transaction Documents which may now or hereafter be imposed by any statute, regulation or rule of law, or any invalidity or unenforceability, in whole or in part, of such Transaction Documents or any term thereof, (vi) any merger or consolidation of the applicable Guarantor into or with any other Person, or any sale, lease or transfer of any or all of the assets of the applicable Guarantor, to any other Person or any other change in the corporate structure of the applicable Guarantor, (vii) any indebtedness of the applicable Guarantor to any Person, (viii) any other circumstances which might otherwise constitute a legal or equitable discharge, release or defense of a guarantor or surety, or which might otherwise limit recourse against the applicable Guarantor, or (ix) the release of any security held for payment of any Lyondell Obligation or Bayer Obligation, as applicable.

                  SECTION 8.08. No Reduction. No Guarantee shall be subject to
                                ------------
any reduction, limitation, impairment or termination for any reason, including, without limitation, any claim of waiver, release, surrender, alteration or compromise, and shall not be subject to any defense or set-off, counterclaim, recoupment or termination whatsoever, except as provided in Section 8.11.

                  SECTION 8.09.  Enforcement.  Notwithstanding anything herein
                                 -----------
to the contrary, a Beneficiary may proceed to enforce a Guarantee against a Guarantor without first pursuing or exhausting any right or remedy that it or any of its successors or assigns may have against any Affiliated Obligor or any other Person and any requirement that it do so, but for this Section 8.09 is hereby waived.

                  SECTION 8.10. Continued Effectiveness. Each Guarantee shall
                                -----------------------
continue to be effective or be reinstated, as the case may be, if at any time payment, or any part thereof, of any Lyondell Obligation or Bayer Obligation, as the case may be, of an Affiliated Obligor is rescinded or must otherwise be restored or returned by the Person receiving such payment upon the insolvency, bankruptcy or reorganization of an Affiliated Obligor, all as though such payment or part thereof had not been made.

                  SECTION 8.11. Certain Defenses. Nothing herein is intended to
                                ----------------
deny to any Parent Party, and it is expressly agreed that each Guarantor shall have and may assert, any and all the defenses, setoffs, counterclaims and other rights (other than those relating to insolvency, bankruptcy or reorganization as described in Section 8.10) with regard to the Lyondell Obligations or Bayer Obligations, as the case may be, that its Affiliated Obligors may possess except any defense its Affiliated Obligors may possess relating to lack of validity or enforceability of the Transaction Documents or any other agreement or instrument relating thereto as against its Affiliated Obligors arising from (i) the defective incorporation or other defective organization of any of its Affiliated Obligors, (ii) any of its Affiliated Obligors' lack of qualification to do business in any applicable jurisdiction or (iii) any of its Affiliated Obligors' defective corporate or other organizational authority to enter into, deliver or perform the Transaction Documents.

                  SECTION 8.12. Parties in Interest. Article VIII of this
                                -------------------
Agreement shall inure solely to the benefit of the respective Beneficiaries and nothing in this Article VIII, express or implied, is intended to or shall confer upon any other Person any rights, benefits or remedies of any nature whatsoever under or by reason of this Article VIII. As used in this Agreement, "Beneficiaries" shall mean (i) as to any obligations of Lyondell, except for its
 -------------
obligations pursuant to Section 8.01 with respect to either the PO Partnership Agreement or the Technology Partnership Agreement, the Joint Ventures, Bayer and the Bayer Affiliated Obligors, (ii) as to any obligations of Bayer Corp., except for its obligations pursuant to Section 8.02 with respect to either the PO Partnership Agreement or the Technology Partnership Agreement, the Joint Ventures, Lyondell and the Lyondell Affiliated Obligors, and (iii) as to any obligations of either Guarantor pursuant to Section 8.01 or Section 8.02 with respect to the either the PO Partnership Agreement or the Technology Partnership Agreement, the other Guarantor. As used in this Article VIII, the term Guarantor includes any successor or transferee of a Guarantor, and the term Affiliated Obligors includes any successor to or transferee of the Affiliated Obligors' interest in Joint Venture permitted pursuant to a either the PO Partnership Agreement or the Technology Partnership Agreement.


                                  ARTICLE IX

                 Ownership and Business of Joint Venture Subs
                 --------------------------------------------

                  For purposes of this Article IX only, Bayer Corp. shall be deemed to be included in the term "Parent Party".

                  SECTION 9.01. Restrictions on Transfer and Pledge of Joint
                                --------------------------------------------
Venture Sub Stock. (a) Each Parent Party agrees that except as otherwise
-----------------
provided below in this Section 9.01 or Section 9.02 or with the written consent of the other party, which consent may be granted or withheld in such Parent Party's sole discretion, it will not, and it will ensure that any of its Affiliates do not, in any transaction or series of transactions, directly or indirectly, (i) sell, assign or otherwise in any manner other than a Pledge dispose of, whether by act, deed, merger, consolidation, conversion or otherwise ("Transfer") or (ii) mortgage, pledge, hypothecate, charge, encumber or create
  --------
or suffer to exist any pledge, lien or encumbrance upon or security interest in ("Pledge"), all or any part of the capital stock (including any securities
  ------
convertible into or exchangeable for or carrying any rights to purchase, subscribe for or otherwise acquire any such Capital Stock) of its Joint Venture Subs (collectively, the "Joint Venture Sub Stock"). (Each of the defined terms
                         -----------------------
"Transfer" and "Pledge" is used herein both as a noun and as a verb.) Any attempt by a Parent Party to Transfer or Pledge all or a portion of its Joint Venture Sub Stock in violation of this Agreement shall be void ab initio and
                                                               -- ------
shall not be effective to Transfer such Joint Venture Sub Stock or any portion thereof.

                  The Joint Venture Agreements contain provisions relating to the Transfer and Pledge of the Partner direct interests in the Joint Ventures.

                  (b) Each Parent Party agrees that all certificates representing shares of any Joint Venture Sub Stock, whether currently owned or hereafter acquired, shall carry the following legend, which legend each Parent Party agrees to cause to be placed thereon and to cause to remain thereon as long as such capital stock is subject to the restrictions of this Agreement:

                  THE SALE, ASSIGNMENT, PLEDGE OR OTHER TRANSFER OR HYPOTHECATION OF THE CAPITAL STOCK REPRESENTED BY THIS CERTIFICATE IS SUBJECT TO CERTAIN RESTRICTIONS PURSUANT TO AND MAY NOT BE EFFECTED EXCEPT IN ACCORDANCE WITH THE PROVISIONS OF THE MASTER TRANSACTION AGREEMENT BETWEEN LYONDELL, BAYER AND BAYER CORPORATION DATED AS OF NOVEMBER 16, 1999 (THE "AGREEMENT") BINDING UPON THE OWNER OF THE STOCK
                                 ---------
         REPRESENTED HEREBY. THE OWNER OR ISSUER WILL FURNISH A COPY OF SUCH AGREEMENT TO ANY PROPOSED TRANSFEREE OR PLEDGEE WITHOUT CHARGE UPON REQUEST.

                  (c) Without the need for the consent of any Person, any Parent Party may Transfer its Joint Venture Sub Stock to any wholly owned Affiliate of such Parent Party; provided, however, that upon any such Transfer the
                   --------  -------
transferring Parent Party shall be required to execute and deliver to the other Parent Party a written acknowledgment stating that the wholly owned Affiliate to which such Transfer is being made is a Lyondell Affiliated Obligor or a Bayer Affiliated Obligor, as applicable, for purposes of this Agreement.

                  (d) Without the need for the consent of any Person, each Parent Party may Transfer all (but not less than all) its Joint Venture Sub Stock, if such Transfer is in connection with (i) a merger, consolidation, conversion or share exchange of such Parent Party, (ii) a sale or other disposition of the Joint Venture Sub Stock together with other assets representing at least fifty-percent (50%) of the book value of such Parent Party's assets, excluding the Joint Venture Sub Stock, as reflected on its most recent audited consolidated (or combined) financial statements of such Parent Party and its Subsidiaries or (iii) a sale or other disposition of assets or businesses (other than the Joint Venture Sub Stock), to the extent the Transfer of such assets or businesses is not prohibited by any of the Transaction Documents; provided, however, that the Successor Parent (as defined in Section
           --------  -------
9.01(f)), if any, (A) shall succeed to and be substituted for such Parent Party, with the same effect as if it had been named herein and (B) shall execute an instrument wherein such Successor Parent shall agree to be bound by the obligations of such Parent Party under this Agreement, with the same effect as if it had been named herein, whereupon, unless such Parent Party shall become a direct or indirect subsidiary of such Successor Parent, such Parent Party shall thereupon be released from all obligations under Articles VIII, IX and X of this Agreement; provided further that (1) in the event of a Transfer in the form of a
           -------- -------
transaction described in clause (i) of this Section 9.01(d), the Successor Parent, if any, shall execute an instrument to the effect described in clause
(B) of the first proviso to this Section 9.01(d) and (2) following the consummation of any such Transfer, all the Joint Venture Sub Stock directly or indirectly owned by such Parent Party prior to such transaction shall be held by the same transferee or one or more transferees that are wholly owned Affiliates of each other or of a common parent entity.

                  (e) Nothing in this Agreement shall prevent or restrict the Transfer or Pledge of the capital stock, equity ownership interests or other securities of a Parent Party and no such Transfer or Pledge of securities issued by a Parent Party shall be deemed to constitute a Transfer or Pledge of Joint Venture Sub Stock hereunder.

                  (f) For purposes of this Section 9.01, the term "Successor
                                                                   ---------
Parent" shall mean the ultimate parent entity of the acquiring, succeeding or
------
surviving entity in any transaction contemplated by Section 9.01(d) that directly or indirectly owns the applicable Joint Venture Sub Stock following such transaction, if other than a Parent Party.

                  (g) In connection with any Transfer permitted under Section 9.01(d) or Section 9.01(e), the transferring Parent Party contemporaneously agrees to assign, or to cause its Affiliate to assign, to the transferee all of its rights and obligations under the Transaction Documents and such transferee shall execute all appropriate documents of assignment and assumption or otherwise to evidence its assumption of the transferring Parent Party's Obligations thereunder.

                  (h) Each Parent may Pledge all (but not less than all) of its Joint Venture Sub Stock to or for the benefit of any one or more Approved
                                                                 --------

Lenders. An "Approved Lender" shall be any bank, insurance company, investment
-------
bank or other financial institution or investment fund that is regularly engaged in the business of making loans or participating in syndicatable loan transactions or acquiring debt securities and any person or Governmental Entity benefiting derivatively from any such Pledge.

                  SECTION 9.02. Prohibition on Affiliated Obligor Bankruptcy,
                                --------------------------------------------
Etc. Each Parent Party hereby agrees that it will not, without the written
---
consent of the other Parent Party, permit any of its Affiliated Obligors (or their successors or assigns) (i) to commence a voluntary action under the Federal bankruptcy laws, as now or hereafter constituted, or any other applicable Federal or State bankruptcy, insolvency or other similar law of the United States or any foreign jurisdiction, (ii) to institute a proceeding to be adjudicated a voluntary bankrupt, (iii) to consent to the filing of a bankruptcy proceeding initiated against it, (iv) to fail to contest a bankruptcy proceeding against it, (v) to consent to the appointment of a receiver, custodian, liquidator or trustee for it or for all or any substantial portion of its assets, (vi) in the case of its Joint Venture Subs, to issue or sell other than to such Parent any of its own Joint Venture Sub Stock or (vii) to effect, recognize or permit any Transfer or Pledge of any of its own Joint Venture Sub Stock other than in accordance with the provisions of Article IX of this Agreement.

                  SECTION 9.03. Special Purpose Subsidiaries. Each Parent Party
                                ----------------------------
agrees that (i) the business of its Joint Venture Subs shall be restricted in their respective Organizational Documents solely to the holding of the respective interests in the Joint Ventures and the doing of things necessary or incidental in connection therewith, (ii) it will cause its Joint Venture Subs not to own any assets, incur any indebtedness or similar liabilities or engage, participate or invest in any business outside the scope of the businesses described in clause (i), (iii) each of its Joint Venture Subs shall be restricted in its Organizational Documents from engaging in any merger, consolidation, sale of substantially all of its assets or reorganization except in compliance with the terms of this Agreement, (iv) each of its Joint Venture Subs shall be required in its Organizational Documents to have on its board of directors at least one independent director to be nominated by the other Parent Party whose vote is required for voluntary bankruptcy filings by such Joint Venture Sub and (v) each of its Joint Venture Subs shall be required in its Organizational Documents to abide by the Separateness Covenants.


                                    ARTICLE X

                              Standstill Agreement
                              --------------------

                  SECTION 10.01. Standstill. (a) Each Parent Party agrees that
                                 ----------
from and after November 16, 1999 until the expiration of 24 months from the date on which such Parent Party and its Affiliates no longer hold any interest in the PO Joint Venture, neither it nor any of its Affiliates shall, without prior written invitation or request of the other Parent Party: (i) in any manner acquire, agree to acquire or make any proposal to acquire, directly or indirectly, any securities, assets or property of such other Parent Party (other than the stock of the Joint Venture Subs directly or indirectly owned by such Parent Party or the interests in the Joint Ventures held by such Joint Venture
Subs); (ii) make any unsolicited proposal to enter into, directly or indirectly, any merger or other business combination involving such other Parent Party;
(iii) make, or in any way participate, directly or indirectly, in any "solicitation" of "proxies" (as such terms are used in the proxy rules of the Securities and Exchange Commission) to vote, or seek to advise or influence any person with respect to the voting of, any voting securities of such other Parent Party; (iv) form, join or in any way participate in a "group" (within the meaning of Section 13(d)(3) of the Securities Exchange Act of 1934) with respect to any voting securities of such other Parent Party; (v) otherwise act, alone or in concert with others, to seek to control the management, board of directors or policies of such other Parent Party; (vi) disclose any intention, plan or arrangement consistent with the foregoing; or (vii) advise, encourage, provide assistance (including financial assistance) to or hold discussions with any other persons in connection with any of the foregoing. Each Parent Party also agrees during such period not to request that such other Parent Party (or its respective directors, officers, employees or agents), directly or indirectly, amend or waive any provision of this Section 10.01 (including this sentence). Notwithstanding the foregoing, the terms of the first sentence of this Section 10.01 shall not be applicable to the purchase and sale of any securities of a Parent Party by independent third-party managers of any pension or other related employee benefit plans who are acting as passive investors in such Parent Party.

                  (b) Notwithstanding the provisions of Section 10.01(a) either Parent Party may, by notice to the other Parent, terminate the provisions of
Section 10.01(a) at any time within 30 days after the occurrence of any of the following events with respect to the other Parent Party: (i) a Change of Control (as defined below) of the other Parent Party shall have occurred, (ii) the other Parent Party shall have entered into a definitive agreement providing for, or publicly announced its intention to effect, any transaction involving a Change of Control of such other Parent Party or (iii) either (A) a bona fide private or public offer is made to such Parent Party or representatives of such Parent Party by a third party which is presented to such Parent Party's Board of Directors for consideration with a favorable recommendation or a recommendation to explore such offer or (B) a tender offer or exchange offer shall have been commenced or publicly announced, in each case which, if consummated, could reasonably be expected to result in a Change of Control; provided, that, if any
                                                         --------
offer described in clause (iii)(A) of this sentence is rejected by such Parent Party's Board of Directors, or if any offer described in clause (iii)(B) of this sentence expires or is abandoned without resulting in a Change of Control, then the provisions of Section 10.01(a) shall thereupon be automatically reinstated. If a Parent Party initiates a solicitation of proposals or similar process for the sale of such Parent Party either by itself or through its representatives, in each case which, if consummated, could reasonably be expected to result in a Change of Control, the other Parent Party may participate in such process and make a proposal to purchase the other Parent Party notwithstanding Section 10.01(a) above; provided, however, that the other Parent Party must, prior
                --------  -------
thereto, sign any confidentiality and standstill agreement applicable to other participants responding to such solicitation. A "Change of Control" of a Parent Party shall mean the occurrence of any of the following events: (a) there shall be consummated any consolidation, merger or share exchange of such Parent Party
(i) in which such Parent Party is not the continuing or surviving Person (other than a consolidation, merger or share exchange with a wholly owned subsidiary of such Parent Party in which all shares of common stock of such Parent Party outstanding immediately prior to the effectiveness thereof are changed into or exchanged for the same number of shares of common stock of such subsidiary) or
(ii) pursuant to which the common stock of such Parent Party is converted into cash, securities or other property, other than, in each case, a consolidation, merger or share exchange of such Parent Party in which the holders of the common stock immediately prior to the consolidation, merger or share exchange hold, directly or indirectly, at least a majority of the voting power and common equity of the continuing or surviving Person immediately after such consolidation, merger or share exchange; (b) such Parent Party's properties or assets are sold or otherwise disposed of substantially as an entirety on a consolidated basis to any Person or group of Persons in any one transaction or a series of related transactions, other than as contemplated by the Master Transaction Agreement; or
(c) any Person or Persons acting together which would constitute a "group" (as defined in Section 10.01(a)) (other than such Parent Party, any subsidiary of such Parent Party, any employee stock purchase plan, stock option plan or other stock incentive plan or program, retirement plan or automatic dividend reinvestment plan or any substantially similar plan of such Parent Party or any subsidiary of such Parent Party or any Person holding securities of such Parent Party for or pursuant to the terms of any such employee benefit plan), together with any Affiliates thereof, shall acquire beneficial ownership (as defined in Rule 13d-3 under the Securities Exchange Act of 1934) of 50% or more of the voting stock of such Parent Party.

                  (c) Notwithstanding any other provision of this Agreement, it is understood and agreed that the remedy of indemnity payments pursuant to
Article VII of this Agreement and other remedies at law would be inadequate in
-----------
the case of any breach of the agreements contained in Section 10.01. Each Parent Party shall be entitled to equitable relief, including the remedy of specific performance, with respect to any breach or attempted breach by the other Parent Party of this Section 10.01.

                                  ARTICLE XI

                  The provisions of this Article XI shall commence as of the Closing Date and shall continue until December 31, 2050, except as otherwise provided in this Article XI.

                  SECTION 11.01.  System-wide PO Curtailment.
                                  --------------------------

                  (a) System-wide PO Curtailment. Bayer and Lyondell have agreed
                      --------------------------
to certain buy/sell arrangements for Disruption Events, and for Qualified Non-ST Planned Outages as set forth in this Section 11.01. "System-wide PO Curtailment"
                                                     --------------------------
means the curtailment following a Disruption Event or Qualified Non-ST Planned Outage affecting any of the Existing Plants to Bayer and Lyondell (and its customers) of PO as provided in this Section 11.01(a). Lyondell (and its customers) and Bayer PO LP will be curtailed for each day of PO production disruption in accordance with the following priority:

                  (i) For all Qualified Non-ST Planned Outages and Disruption Events, Lyondell and Bayer PO LP will first absorb the PO production loss resulting from the Qualified Non-ST Planned Outage or Disruption Event in the ratio of their respective Excess Daily PO Nominations (if any), up to the full amount of their respective Excess Daily PO Nominations.

                  (ii) For Disruption Events not caused by Force Majeure, and to the extent that there is PO production loss remaining after the allocation of the loss under clause (i), Lyondell will absorb the loss up to the amount of the Lyondell Non-Force Majeure Cushion.

                  (iii) For Qualified Non-ST Planned Outages, and for Disruption Events caused by Force Majeure, any remaining PO production loss following the allocation of the loss under clause (i) shall be shared between Lyondell and Bayer

         PO LP in the ratio of their respective Capped Daily PO Nominations. For Disruption Events not caused by Force Majeure, any remaining PO production loss following the allocation of the loss under clause (i) and under clause (ii) will be shared between Lyondell and Bayer PO LP in the ratio of their respective Capped Daily PO Nominations.

                  (iv) Lyondell's PO deliveries that are curtailed pursuant to the foregoing provisions of this Section 11.01(a) will be allocated proportionately in accordance with Lyondell's volume allocations among the Existing Plants remaining after Bayer PO LP's volume allocations under the then applicable Sourcing Plan in effect during the Disruption Event or Qualified Non-ST Planned Outage. Bayer PO LP's PO deliveries that are curtailed pursuant to the foregoing provisions of this Section 11.01(a) will be allocated among the Existing Plants in accordance with the applicable Sourcing Plan in effect during the Disruption Event or Qualified Non-ST Planned Outage.

                  (v) Bayer PO LP (directly or indirectly through product "swap" or similar arrangement under the PO Logistics Agreement) shall be entitled to nominate and receive in any year, within and subject to the nomination procedures of the PO Partnership Agreement, PO in an amount equal to the Bayer PO Annual Offtake Amount, subject to curtailment under this Section 11.01 for Disruption Events and Qualified Non-ST Planned Outages. Bayer PO LP shall not be subject to curtailment under this Section 11.01 for Scheduled Turnarounds. If there is a Casualty to an Existing Plant and the Existing Plant Operator elects not to restore the Existing Plant (which election shall be made within 120 days of the Casualty), then upon such election, the plant shall cease to be an Existing Plant and Bayer PO LP shall not be subject to curtailment for any event with respect to such plant. In such event, the formulas for Baseline Daily PO Nominations, Excess Daily PO Nominations and Lyondell Non-Force Majeure Cushion shall be changed appropriately to reflect the loss of PO capacity of the unrestored Existing Plant.

                  (b) Definitions. For purposes of Section 11.01, the following
                      -----------
capitalized terms are defined as follows:

                  (i) "Daily PO Nominations" means, as to Bayer, (x) the sum of
                       --------------------
         (1) the scheduled pounds of PO to be delivered to Bayer PO LP pursuant to the Monthly Production Statement in effect for the PO Joint Venture plus (2) for the duration of the Bayer 300 Million Pound PO Option, the scheduled pounds of PO to be delivered to Bayer, in both cases for the month in which the Disruption Event or the Qualified Non-ST Planned Outage commences, divided by (2) the number of days in the month. Such term means, as to Lyondell, the scheduled PO deliveries for both Lyondell's internal consumption and customer sales as agreed between the business units and the plant production teams for the Existing Plants that are in effect for the month in which the Disruption Event or the Qualified Non-ST Planned Outage commences, divided by the number of days in the month. Lyondell shall maintain regular written records each month of the scheduled deliveries for both Lyondell's internal consumption and customer sales as provided in the prior sentence, which written records shall be subject to audit by Bayer in the event of a curtailment of Bayer under this Section 11.01. For purposes of this
         Section 11.01(b)(i), the daily prorated volumes of PO to be delivered to Bayer and its Affiliates under the Market Based Supply Agreement for the month in which the Disruption Event occurs will be included in Lyondell's Daily PO Nominations and the PO to be delivered to Bayer and its Affiliates under the Market Based Supply Agreement will be ratably curtailed with PO volumes for Lyondell's internal consumption and other customer sales.

                  (ii) "Capped Daily PO Nominations" means as to both Bayer and
                        ---------------------------
         Lyondell, their respective Daily PO Nominations capped at their respective Baseline Daily PO Nominations.

                  (iii) "Baseline Daily PO Nominations" means, as to Bayer, the
                         -----------------------------
         sum of (x) the Bayer PO Annual Offtake Amount divided by 365 and (y) for the duration of the Bayer 300 Million Pound PO Option, the pounds of PO scheduled to be delivered to Bayer for the month in which the Disruption Event or the Qualified Non-ST Planned Outage commences under the 300 Million Pound PO Option Agreement, divided by the number of days in the month. Such term means, as to Lyondell, (y) 9,534,247 pounds of PO (being 3.480 billion pounds of PO divided by 365) minus
         (z) the Baseline Daily PO Nominations for Bayer.

                  (iv) "Excess Daily PO Nominations" means for Lyondell and
                        ---------------------------
         Bayer, their respective Daily PO Nominations in excess of their respective Baseline Daily PO Nominations. Notwithstanding the foregoing, if the sum of the Daily PO Nominations of Lyondell and Bayer is less than 9,260,000 pounds per day, each of Lyondell's and Bayer's Excess Daily PO Nominations shall each be deemed to be zero.

                  (v) "Lyondell Non-Force Majeure Cushion" means the lesser of
                       ----------------------------------
         (x) (1) 274,000 pounds or (y) the Daily PO Nominations of Lyondell and Bayer PO LP together that exceed 9,260,000 pounds.

                  (vi) "Qualified Non-ST Planned Outage" means a Capital Project
                        -------------------------------
         Planned Outage or Governmental Planned Outage that (i) does not replace or overlap with any Scheduled Turnaround or (ii) if such Planned Outage does replace or overlap with a Scheduled Turnaround, the incremental loss, if any, of PO or Co-Product production beyond that caused by the Scheduled Turnaround. With respect to a Maintenance Capital Project that overlaps with a Scheduled Turnaround, the incremental days of downtime must exceed 10% of the downtime of the Scheduled Turnaround in order to constitute a Qualified Non-ST Planned Outage. With respect to a Below Threshold Discretionary Capital Project, Bayer PO LP must approve such Below Threshold Discretionary Capital Project to constitute a Qualified Non-ST Planned Outage.

                  (vii) "Planned Outage" means any Scheduled Turnaround, Capital
                         --------------
         Project Planned Outage or Governmental Planned Outage at any Existing Plant.

                  (viii) "Capital Project Planned Outage" means, with respect to
                          ------------------------------
         Bayer PO LP, a shutdown or other outage to implement a Capital Project in which Bayer PO LP is required or elects to participate in the costs and benefits thereof pursuant to the terms of the PO Partnership Agreement.

                  (ix) "Governmental Planned Outage" means any shutdown or other
                        ---------------------------
         outage required to comply with EHS Law or other Applicable Law.

                  (x) "Scheduled Turnaround" means any scheduled turnaround for
                       --------------------
         periodic maintenance to any of the Existing Plants.

                  (xi) "Below Threshold Discretionary Capital Project" has the
                        ---------------------------------------------
         meaning specified in Section 7.4 of the PO Operating Agreement.

                  (c) Buy/Sell Mechanics. A System-wide PO Curtailment shall be
                      ------------------
implemented in the case of a Disruption Event or a Qualified Non-ST Planned Outage affecting a Partnership Plant by Lyondell selling to Bayer PO LP additional pounds of PO at locations in accordance with the Sourcing Plan that is in effect during the Disruption Event or the Qualified Non-ST Planned Outage so that Bayer PO LP receives in total the pounds of PO to which it is entitled under the System-wide PO Curtailment formula. A System-wide PO Curtailment shall be implemented in the case of a Disruption Event or a Qualified Non-ST Planned Outage affecting Non-Partnership Plants by Bayer causing Bayer PO LP to sell to Lyondell pounds of PO at locations in accordance with the Sourcing Plan that is in effect during the Disruption Event or the Qualified Non-ST Planned Outage so that Bayer PO LP receives in total the pounds of PO to which it is entitled under the System-wide Curtailment formula.

                  (d) Pricing. All PO that is purchased and sold under this
                      -------
Section 11.01 shall be for a purchase price equal to the then-current Propylene Cost plus PO Variable Unit Costs (determined on a System-wide Pooled Cost Basis). No curtailment hereunder shall relieve Bayer PO LP or Lyondell of their respective obligations to pay Fixed Costs. Each party shall wire transfer the required purchase funds to the other party to its account in the United States in accordance with the receiving Party's wiring instructions within five days after receipt of PO purchased by such Party pursuant to the purchase and sale provisions of this Section 11.01. Payments that are not timely received shall bear interest from the date due until paid at the Default Rate.

                  (e) Specifications. All PO that is delivered by Lyondell or
                      --------------
Bayer under this Section 11.01 shall meet the specifications set forth in
Schedule 2 to the PO Logistics Agreement Term Sheet unless the receiving Party accepts off-spec product.

                  (f) Curtailment Protocol Under PO Partnership Agreements. The
                      ----------------------------------------------------
provisions of this Section 11.01 constitute a "curtailment protocol" for purposes of Section 11.03 and Section 11.06 of the PO Partnership Agreement.

                  (g)  Roll Over.
                       ---------

                  (i) If Bayer PO LP is curtailed under this Section 11.01 for Disruption Events not resulting from Force Majeure such that Bayer PO LP does not receive in any year its Bayer PO Annual Offtake Amount by reason of such curtailment (Bayer PO LP's PO that is so curtailed is called herein "Bayer Non-FM Curtailed Equity PO"), then Bayer PO LP
                        --------------------------------
         shall be entitled to add an amount equal to the Bayer Non-FM Curtailed Equity PO, up to 100 million pounds, to its nominations for the next year under Section 8.1(a) of the PO Partnership Agreement and such added amount shall be deemed to be part of the Bayer PO Annual Offtake Amount for the following year.

                  (ii) If Bayer PO LP does not receive in such year the full amount of the Bayer Non-FM Curtailed Equity PO of the prior year by reason of Disruption Events not caused by Forced Majeure, then Bayer PO LP shall be entitled to add the shortfall, up to 100 million pounds, to its nominations for the next year under Section 8.1(a) of the PO Partnership Agreement, as provided in Section 11.01(g)(i) above. In no event shall Bayer PO LP be entitled to carry forward in its nominations under this Section 11.01(g) any Bayer Non-FM Curtailed Equity PO for more than two years. In making such calculations, the Bayer Non-FM Curtailed Equity PO that is carried forward from the first or second preceding year shall be deemed curtailed first before any curtailment of the Bayer PO Annual Offtake Amount for the then current year, and if there is Non-FM Curtailed Equity PO that is carried forward for both the first and second preceding year, then the Bayer Non-FM Curtailed Equity PO for the second preceding year shall be deemed curtailed first and the Bayer Non-FM Curtailed Equity PO for the preceding year shall be curtailed next before any curtailment of the Bayer PO Annual Offtake Amount for the then current year.

                  (iii) Because the final Bayer Non-FM Curtailed Equity PO for a year will not be known at the time of Bayer PO LP's nominations under
         Section 8.1(a) of the PO Partnership Agreement, the Annual Plan under the PO Partnership Agreement will be adjusted to include Bayer PO LP's nominations for the actual Bayer Non-FM Curtailed Equity PO of the prior year at the time the final figure is determined, subject to the provisions and limitations of this Section 11.01(g).

                  SECTION 11.02.  Identified Polyol Demand Events.  In the event
                                  --------------------------------
that at any time after 2005, either

                  (i) Identified Polyols are banned by government regulation in the United States or in the European Union or

                  (ii) global annual demand for Identified Polyols declines to a level that is less than 50% of 1998 demand levels for an 18 month period then:

                  Bayer PO LP shall have the right to sell either (A) 100%, in the event of clause (i) above, or (B) a percentage equivalent to the demand decline, in the event of clause (ii) above, (in either case, the "Eligible
                                                                  --------
Percentage") of its Series A Interests in the PO Joint Venture and its other
----------
equity PO capacity (together "Bayer Equity PO Capacity"). Bayer PO LP must first
                              ------------------------
offer the Eligible Percentage to Lyondell. Lyondell shall have the right to acquire, at its option, either 0%, 50% or 100% of such Eligible Percentage at the then Fair Market Value (determined without giving effect to the field of use restriction set forth in Section 2.01(a) of the Bayer License Agreement). Lyondell shall have 90 days to decide whether or not to exercise its Fair Market Value option. If Lyondell elects not to purchase such Eligible Percentage (or elects to purchase less than 100% thereof), Bayer PO LP shall have the right either (1) to sell PO volumes distributed to Bayer PO LP pursuant to its ownership of the portion of the Eligible Percentage not purchased by Lyondell (the "Unrestricted Portion") to third parties or to convert the PO attributable
      --------------------
to the Unrestricted Portion into products other than Identified Polyols for sale to third parties, in either case without paying the Accommodation Fee to Lyondell; or (2) to sell all or part of the Unrestricted Portion to Creditworthy third parties. If the Eligible Percentage is 100% of the Bayer Equity PO Capacity, Bayer PO LP's offer to Lyondell must include Bayer PO LP's interest in the Technology Joint Venture.

                  SECTION 11.03. Resale or Use of PO not Taken by Bayer PO LP.
                                 --------------------------------------------
(a)(i) Upon the written request of Bayer PO LP (provided the conditions set forth in this Section 11.03(a)(ii) have been satisfied) (a "Resale Request")
                                                            --------------
Lyondell shall use its Reasonable Best Efforts to either (A) captively use the amount of PO set forth in such Resale Request or (B) market and sell such amount of PO to third parties (the actions described in either (A) or (B) above, a "Lyondell Resale").
 ---------------

                  (ii) Lyondell shall not be required to participate in a Lyondell Resale unless and to the extent that (A) Lyondell shall at the time Bayer delivers the Resale Request already be utilizing (through its own captive use or sales to third parties) 100% of its own PO production capacity and (B) participation in such a Lyondell Resale is not detrimental to the business of Lyondell and its Affiliates. Lyondell shall promptly notify Bayer PO LP in writing following receipt of a Resale Request if the foregoing conditions are not satisfied.

                  (iii) Bayer PO LP shall receive the net proceeds after freight and other out-of-pocket costs of any Lyondell Resale to a third party, less a marketing fee retained by Lyondell of 2% of the net sales. For PO which Lyondell is able to captively use, Lyondell and Bayer PO LP shall negotiate a price at the time of the Resale Request that will yield a two percent (2%) of net sales profit on the sale of the PO derivative product in which the PO is consumed, taking into account all costs incurred by Lyondell in captively using the PO.

                  (b) If at any time after the Closing Date, Bayer has excess PO above its Identified Polyol requirements, Bayer PO LP has made Resale Requests to Lyondell under this Section 11.03(b) that Lyondell has failed to fulfill due to the limitations defined in Section 11.03(a)(ii), and the aggregate amount of PO for which Resale Requests have been made and not fulfilled has reached 200 million pounds over any consecutive 12 month period (the "Accumulated Excess
                                                          ------------------
Capacity"), then before Bayer elects to make other use of such Accumulated
--------
Excess Capacity, Bayer LP shall request that Lyondell buy back such Excess Capacity in minimum increments of 200 million pounds per year at Fair Market Value (determined without giving effect to the specified field of use set forth in Section 2.01(a) of the Bayer License Agreement). After Fair Market Value has been determined, Lyondell shall have 30 days from the date of such determination to elect to purchase or decline to purchase such Accumulated Excess Capacity at Fair Market Value.

                  SECTION 11.04. Bayer Equity Option. If Bayer and its
                                 -------------------
Affiliates purchase under the Market Based PO Supply Agreement in excess of 400 million pounds of PO from Lyondell and its Affiliates during any consecutive 12 month period ending after January 1, 2005, Bayer shall be granted an option (the "PO Equity Option") to require that Lyondell, at Lyondell's sole election,
 ----------------
either (i) invest in new PO capacity by building a new PO production plant under the terms set forth in this Section 11.04(b) below (the "New Plant Option") or
                                                         ----------------
(ii) provide Bayer with an equity interest in Lyondell's existing PO production capacity (which may include the capacity existing in the PO Joint Venture not already owned by Bayer) under the terms set forth in Section 11.04(c) below (the "Existing Capacity Option"). Bayer shall also receive an additional PO Equity
 ------------------------
Option with respect to each 400 million pound increment of PO ordered and purchased under the Market-Based PO Supply Agreement within a 12 month period beyond the first such 400 million pound amount ordered by Bayer in such 12 month period; provided,
        --------
however, that Bayer may not exercise its rights under this Section 11.04 within
-------
36 months after any previous exercise of (i) such rights or (ii) its rights under Section 11.06.

          (a)  Bayer may provide Lyondell with notice (an "Equity Option
                                                           -------------
Notice") of its desire to exercise its PO Equity Option by delivering to
------
Lyondell a written statement to that effect within 90 days after Bayer's purchase of at least 400 million pounds of PO within a 12 month period pursuant to the Market-Based PO Supply Agreement; provided, however, that Bayer has not
                                         --------  -------
exercised its rights under this Section 11.04 or Section 11.06 in the prior 36 months. Lyondell shall deliver written notice of its choice between the New Plant Option and the Existing Capacity Option to Bayer within 180 days of its receipt of the Equity Option Notice.

          (b)(i) In the event that Lyondell chooses the New Plant Option, Lyondell shall within 30 days of delivering its response to Bayer's Equity Option Notice deliver to Bayer a draft written agreement (the "New Capacity
                                                               ------------
Equity Agreement") setting forth the principal terms of Lyondell's plan to build
----------------
a new PO production plant (the "New Plant"). Lyondell and Bayer agree to use
                                ---------
their Reasonable Best Efforts to negotiate and execute a definitive New Capacity Equity Agreement within 60 days of Lyondell's delivery of the initial draft. Reasonable Best Efforts of Bayer and Lyondell for purposes of this Section 11.04(b) shall include Bayer and Lyondell's commitment of appropriate resources, including senior level management, to the planning and execution of the construction of the New Plant. Lyondell shall provide Bayer with all information and projections internally generated by Lyondell and reasonably requested by Bayer during the planning and construction of the New Plant in order to facilitate Bayer's internal planning for the utilization of such New Plant. Lyondell will consult with Bayer, but Lyondell shall have ultimate decision making authority as to the capacity of the New Plant above 640 million pounds of PO. Any New Plant will have a capacity of at least 640 million pounds of PO unless otherwise agreed by Bayer and Lyondell. Bayer and Lyondell shall mutually determine the location and legal structure for the parties' interests in the New Plant and other relevant decisions.

          (ii) Any New Plant shall not be a plant which produces TBA as a Co-Product unless Bayer has previously agreed in writing to the construction of such a plant. Prior to the beginning of construction of any New Plant, Lyondell and Bayer shall agree upon the amount of PO to be produced by the New Plant in which Bayer shall receive a 50% equity interest (which amount shall not be more than 400 million pounds per year unless otherwise agreed by Bayer and Lyondell)(the "New Capacity Equity Amount"). Bayer shall pay a
                                 --------------------------
     share of Lyondell's actual documented costs of research and development (except to the extent Bayer has contributed to such research and development costs under an on-going technology development and funding arrangement), planning, design and construction of the New Plant (A) on a timetable which matches Lyondell's capital outlays for such New Plant and
     (B) based upon the ratio of (1) the New Capacity Equity Amount to (2) the total number of pounds of rated PO capacity which is projected by Lyondell to be produced by the New Plant; provided, however, that payments shall be
                                      --------  -------
     made for Lyondell's contribution of technology only to the extent that such technology had not already been commercialized or installed in the Existing Plants as of the Effective Date.

          (iii) Bayer will own an equity interest in the New Capacity Equity Amount and the associated Co-Product capacity in the New Plant (the "New
                                                                          ---
     Capacity
     --------

     Equity Interest"). The New Capacity Equity Interest will result in Bayer
     ---------------
     sharing producer risk and will provide that Bayer shall have (A) the right and obligation to take the New Capacity Equity Amount of the PO and a proportionate amount of the Co-Product produced by the New Plant and (B) the obligation to bear the proportionate share of PO and Co-Product production costs of the New Plant. The New Capacity Equity Amount shall be delivered to Bayer on a monthly basis on a proportional schedule throughout the course of the year (taking into account Scheduled Turnarounds and other production disruptions) and Bayer's taking of Co-Product during each month shall be proportionately matched to the amount of PO being delivered to Bayer during such month and Bayer's payment of variable production cash costs shall be proportionately matched to the amount of PO and Co-Product being delivered to Bayer during such month. Bayer and Lyondell shall pay their respective shares of fixed costs of the New Plant based on their respective share of the PO capacity of the New Plant each month, irrespective of production levels.

          (iv) Lyondell and Bayer shall negotiate in good faith to determine the terms of any license of any technology associated with such New Capacity Equity Interest, including provisions for the protection and preservation of the going concern value of Lyondell's PO and PO derivative businesses; provided, however, that Bayer shall not be required to make any additional
     --------  -------
     payment for technology implemented in the Existing Plants as of November 16, 1999.

          (c) (i) In the event that Lyondell chooses the Existing Capacity Option, Lyondell shall within 30 days of delivering its response to Bayer's Equity Option Notice deliver to Bayer a draft written agreement (the "Existing
                                                                      --------
Capacity Equity Agreement") setting forth the principal terms of Lyondell's plan
-------------------------
to provide Bayer with an equity interest in Lyondell's then existing capacity in one or more plants equal to 400 million pounds of PO unless otherwise agreed by Bayer and Lyondell and, at Lyondell's election, (subject to the conditions in 11.04(c)(iv) below) associated Co-product capacity (the "Existing Capacity
                                                         -----------------
Amount").
------

          (ii) Lyondell and Bayer agree to use their Reasonable Best Efforts to negotiate and execute a definitive Existing Capacity Equity Agreement within 60 days of Lyondell's delivery of the initial draft. Under the Existing Capacity Equity Agreement, (A) Lyondell shall sell Bayer the right (the "Existing Capacity Equity Interest") to take the Existing Capacity
           ---------------------------------
     Amount for an initial capital cost equivalent to the research and development (except (1) to the extent that Bayer has contributed to such research and development costs under an on-going technology development and funding arrangement and (2) payments shall be made for Lyondell's contribution of technology only to the extent that such technology had not already been commercialized or installed in the Existing Plants as of the Closing Date), planning, design and construction cost associated with Lyondell's then most recent commercially proven technology, (B) delivery of the Existing Capacity Amount, which shall include associated Co-product capacity unless Lyondell determines that Bayer will not participate in Co-Product, shall take effect on a timetable consistent with the timetable that would have existed if a New Plant was built under the terms of Section 11.04(b) above unless earlier delivery is mutually agreed by the parties and (C) Bayer shall receive long-term rights in the Existing Capacity Amount produced at the plant(s) in which Bayer is given capacity rights subject to ratable curtailment. Bayer will pay fixed costs monthly irrespective of production based on its share of PO production capacity at such plant(s) (unless Lyondell has determined that Bayer will not participate in Co-Product, in which case an allocation of costs between PO and Co-Product will be made in accordance with the allocation used in Lyondell's then most recently completed plant employing Lyondell's then most recent commercially proven technology). Bayer will pay variable cash costs based on PO and Co-Product delivered to it. Bayer's production costs will be based on and derived from the production costs of Lyondell's then most recently completed plant employing Lyondell's then most recent commercially proven technology.

          (iii) Lyondell and Bayer shall negotiate in good faith to determine the terms of any license of any technology associated with such Existing Capacity Equity Interest, including provision for the protection and preservation of the going concern value of Lyondell's PO and PO derivative businesses; provided, however, that Bayer shall not be required to make any
                 --------  -------
     additional payment for technology implemented in the Existing Plants as of November 16, 1999. The Parties shall also negotiate the allocation of ownership and operational risks between the parties.

          (iv) Unless Lyondell in its sole discretion elects not to provide Bayer with Co-Product capacity, then Lyondell agrees to use Reasonable Best Efforts to maximize the Existing Capacity Amount that is in Existing Plants with SM as the Co-Product. "Reasonable Best Efforts" shall not be construed to require Lyondell to change or impair its then existing SM equity arrangements and relationships or to impair its SM business remaining after such equity sale. Bayer shall have the right to accept the PO capacity associated with SM Co-Product capacity and not accept the PO capacity associated with TBA Co-Product capacity. Bayer shall also have the right, if it believes the PO capacity associated with SM Co-Product capacity is insufficient, to pursue its options under Section 11.04(d).

            (d) (i) If Bayer determines that PO capacity is insufficient pursuant to Section 11.04(c)(iv) or if Lyondell and Bayer do not reach agreement on the terms for Bayer's equity participation pursuant to Section 11.04(b)(iv) or 11.04(c)(iii), then Bayer shall continue to be bound by Bayer's exclusive purchase obligations and Lyondell shall continue to be bound by its supply obligations under the Market Based PO Supply Agreement, except as hereinafter provided, and Bayer shall be free to construct or acquire alternative equity arrangements on its own or with a third party in accordance with Section 11.04(d)(ii). The provisions of Sections 11.06 and 11.11 shall not apply to alternative equity arrangements made by Bayer under this Section 11.04(d).

          (ii) If Bayer reaches a definitive agreement for the construction or acquisition of an alternative equity arrangement on its own or with a third party within 18 months from the date Bayer and Lyondell terminate negotiations under this Section 11.04, then Bayer shall continue to be bound by Bayer's exclusive purchase obligations (subject to Section 11.11) and Lyondell shall continue to be bound by its supply obligations under the Market-Based Supply Agreement until such time as Bayer receives PO under such alternative equity arrangement, at which time Bayer's exclusivity obligation under the Market-Based Supply Agreement shall not apply to the PO received under such alternative equity arrangement, up to the amount of PO that Bayer would have received had it concluded the transaction under discussion between the Parties under this Section

     11.04 at the time of termination of negotiations. If Bayer fails to reach a definitive agreement for the construction or acquisition of an alternative equity arrangement within such 18 month period, then Bayer may at any time thereafter deliver a new Equity Option Notice under this Section 11.04 to recommence negotiations for a possible New Plant Option or Existing Capacity Option under this Section 11.04.

          (iii) If Lyondell and Bayer do reach agreement on the terms for Bayer's equity participation under this Section 11.04, then Bayer shall continue to be bound by Bayer's exclusive purchase obligations (subject to Section 11.11) and Lyondell shall continue to be bound by its supply obligations under the Market-Based Supply Agreement, but Bayer's exclusivity obligation under the Market-Based Supply Agreement shall not apply to the PO received under Bayer's equity participation under this
     Section 11.04, up to the amount of PO that Bayer would have received had it concluded the transaction under discussion between the parties under this
     Section 11.04 at the time of termination of negotiations.

                SECTION 11.05.  PO-11 Facility. Lyondell and Bayer intend to
                                --------------
jointly pursue construction of a worldscale PO/SM facility (the "PO-11
                                                                 -----
Facility") in accordance with the terms of the Term Sheet set forth in Exhibit
--------
L. Bayer and Lyondell agree to immediately begin to negotiate in good faith following the Closing Date toward execution of definitive documentation for the PO-11 Facility. For the avoidance of doubt, the execution of definitive documentation with respect to the PO-11 Facility shall not be a condition to Closing of the Transactions under Article V.

                SECTION 11.06.  Right to Participate in New PO Plants. (a)
                                -------------------------------------
Subject to Section 11.06(e), Bayer and Lyondell shall have the right to participate equally with the other in new PO plants built by the other after the Closing Date during the term of the PO Joint Venture (each, a "New PO Plant").
                                                               ------------

                (b) At such time as Lyondell or Bayer (in either case, the "Building Party") decides to build any New PO Plant, it shall notify the other
 --------------
party and provide the other party (the "Non-Building Party") with a written
                                        ------------------
description of the project, its projected costs and other relevant information. The Non-Building Party shall then within 90 business days notify the Building Party of its intent to participate or not participate in such New PO Plant. If the Non-Building Party elects to participate, both parties shall then proceed to negotiate in good faith the terms of their participation in such New PO Plant.

                (c) If the Non-Building Party elects to participate in such New PO Plant and the parties reach agreement on the material terms for the New PO Plant and their respective participation, then (i) each party shall be obligated to off-take (or provide for the off-take of) any Co-Product produced in such New PO Plant in an amount proportional to its PO capacity in such New PO Plant, (ii) each party shall pay a proportionate amount of the costs of research and development (except to the extent each party has contributed to such research and development costs under an on-going technology development and funding arrangement), as well as the costs of planning, design and construction of such New PO Plant, and (iii) the parties shall negotiate in good faith to determine the technology utilized and the terms of the license of any technology contributed to such New PO Plant by either party, provided, however, that if Lyondell is the Building Party, Bayer shall not be required to make any additional payment for technology implemented in the Existing Plants as of November 16, 1999.

               (d) In the event that after negotiation in good faith Lyondell and Bayer are unable to reach agreement on the terms of their joint participation in a New PO Plant within 60 days after commencement of negotiations (as such period may be extended by mutual agreement), then the Building Party may continue with the New PO Plant project without the Non-Building Party's participation. In such circumstances and if Lyondell is the Building Party, then Bayer shall be permitted to construct or acquire new PO capacity of its own up to the amount of PO capacity that it would have received in the New PO Plant on a 50/50 participation basis. Bayer shall continue to be bound by Bayer's exclusive purchase obligations and Lyondell shall continue to be bound by its supply obligations under the Market-Based Supply Agreement until such time as Bayer receives PO under such alternative equity arrangement, at which time Bayer's exclusivity obligation under the Market-Based Supply Agreement shall not apply to the extent of the amount of PO that Bayer would have received in the New PO Plant on a 50/50 participation basis.

               (e) Subject to Bayer negotiating in good faith under the terms of Section 11.07(a), Lyondell's right to participate in any Bayer New PO Plant is conditioned on the execution by the one year anniversary of the Closing Date and the continued effectiveness of the Joint PO Technology Development Agreement.

               SECTION 11.07.  Joint Development of PO Technology; Option on
                               ---------------------------------------------
New PO Technology. (a) Bayer and Lyondell agree to use their Reasonable Best
-----------------
Efforts to execute as soon as possible following the Closing Date an agreement (the "Joint PO Technology Development Agreement") substantially on the terms set
      -----------------------------------------
forth in the Joint PO Technology Development Term Sheet attached to this Agreement as Exhibit N. For the avoidance of doubt, the execution of definitive documentation with respect to a Joint PO Technology Development Agreement shall not be a condition to Closing of the Transactions under Article V.

               (b) To the extent that Lyondell or any of its Affiliates develops technology relating to the production of PO (other than technology developed under the terms of the Joint PO Technology Development Agreement) or implements currently existing technology owned by Lyondell in any of the PO-producing plants owned by Lyondell or any of its Affiliates other than the Partnership Plants, Lyondell shall offer (a "New Technology Offer") the Partners
                                             --------------------
in the PO Joint Venture the right to implement such technology in each of the Partnership Plants. In the event that the Partners accept a New Technology Offer, the implementation of the New Technology Offer will be treated as a Discretionary Capital Project under the terms of Section 8.04 of the PO Partnership Agreement. Lyondell shall be allowed to include in the cost of the Capital Project a share of all of the research and development costs incurred in connection with the technology to which the New Technology Offer relates. Bayer PO LP's share shall be equal to Bayer PO LP's Series A Percentage Interest times the PO capacity of the Partnership Plant or Partnership Plants in which the technology to which the New Technology Offer relates is incorporated divided by the total PO capacity of the Existing Plants in which the technology to which the New Technology Offer relates is incorporated. In the event that Bayer accepts any New Technology Offer, Lyondell agrees that the intellectual property assets underlying such new technology shall be transferred to the Technology Joint Venture (to the extent such assets are not already owned by the Technology Joint

Venture) and that the use of such assets shall be governed by an appropriate license agreement between the Partners of the PO Joint Venture and the Technology Joint Venture, which license shall reflect the economic terms set forth in this Section 11.07(b). The terms of this Section 11.07(b) supplement and do not limit Bayer's obligations to contribute to process technology improvements directed at cost savings under Section 2.2 of the Technology Partnership Agreement. This Section 11.07(b) shall not result in Lyondell receiving double recovery for the same development costs. Nothing in this
Section 11.07(b) entitles Bayer to participate in, or to pay for the research and development costs of, debottleneck projects for the Existing Plants. Nothing contained in this Section 11.07(b) limits Bayer PO LP's rights under the PO Partnership Agreement to be offered an opportunity to participate in cost savings Discretionary Capital Projects.

          SECTION 11.08.  300 Million Pound Option. Bayer's designated Belgian
                          ------------------------
Affiliate will have the right to purchase a total of 300 million pounds of PO from Lyondell's designated Affiliate doing business in the Netherlands under the terms and conditions set forth in a 300 Million Pound Option Agreement between Lyondell's designated Affiliate and Bayer's designated Affiliate, substantially on the terms of the Term Sheet set forth in Exhibit M attached hereto.

          SECTION 11.09.  Capital Spending Equilibration.
                          ------------------------------

          (a)  Capital Project Participation Limited to Partnership Plant
               ----------------------------------------------------------
Complex. Under the PO Partnership Agreement, Bayer PO LP is obligated to pay its
-------
pro rata share with the other Series A Unit holders of the PO Share of Maintenance Capital Projects, EHS Capital Projects and Discretionary Capital Projects in which Bayer PO LP elects or is required to participate that are undertaken at the Partnership Plant Complexes.

          (b)  System-wide Pooling for Operating Costs.  The Operating Costs
               ---------------------------------------
included in the Operating Services Costs payable by Bayer PO LP at each Partnership Plant Complex are determined on a System-wide Pooled Cost Basis.

          (c)  Intent to Compare and Approximate Capital Spending and Permit the
               ------------------------------------------------------
Bayer PO LPs to Receive Associated Cost Savings for System-wide Discretionary
-----------------------------------------------------------------------------
Capital Projects. For consistency with this pooled treatment of Operating Costs,
----------------
and to facilitate accounting administration by minimizing the need to separately track Operating Cost savings resulting from Discretionary Capital Project projects at each Existing Plant Complex and excluding such cost savings from the Operating Costs that are pooled for purposes of the System-wide Pooled Cost Basis calculations, Lyondell and Bayer have agreed to (i) compare and approximate Bayer PO LP's Capital Cost spending under the PO Partnership Agreement with what it would have paid had it paid the Bayer Capacity Share (defined below) of all Capital Costs for all Capital Projects included in the Capital Costs Comparative Pool (defined below) and (ii) allow Bayer to participate in the Operating Cost savings resulting from Discretionary Capital Projects at Non-Partnership Plants by agreeing to include such Discretionary Capital Projects in the Capital Costs Comparative Pool.

          (d)  Mandatory Capital Projects. Lyondell will record its annual
               --------------------------
spending on Maintenance Capital Projects and EHS Capital Projects at the Non-Partnership Plants. The Capital Costs of such Capital Projects will be included in the Capital Costs Comparative Pool. Lyondell will provide Bayer with information concerning such Capital Projects consistent with the information provided with respect to

Maintenance Capital Projects and EHS Capital Projects and the cost thereof under
Section 8.3 of the PO Partnership Agreement. Additionally, Discretionary Capital Projects to Infrastructure Assets at the Non-Partnership Plant Complexes that fall below the dollar threshold specified in Section 7.3(c)(iv) of the PO Operating Agreement (with such threshold to be mutually adjusted every five years taking into account inflation and other relevant factors) will be included in the Capital Costs Comparative Pool without a right of approval by Bayer PO LP, in the same manner as Maintenance Capital Projects and EHS Capital Projects.

          (e)  Cost Savings Discretionary Capital Projects. Lyondell will bring
               -------------------------------------------
proposals for Discretionary Capital Projects to the Non-Partnership Plant Complexes that are expected to result in reductions in Operating Costs to Bayer generally in accordance with the provisions of Section 8.4 of the PO Partnership Agreement. For Capital Projects to the Non-Partnership Plants that both increase capacity and reduce Operating Costs, an allocation of the benefits and associated Capital Costs shall be made in accordance with the principles of
Section 8.4(d) of the PO Partnership Agreement. In accordance with the provisions of Section 8.4 of the PO Partnership Agreement, Bayer shall review such proposals and elect (i) to receive the benefit of the Operating Cost savings resulting from each such Capital Project by including the Capital Costs of such Discretionary Capital Project in the Capital Costs Comparative Pool or
(ii) not to receive the benefit of the Operating Cost savings resulting from such Capital Project and not include the Capital Costs of such Discretionary Capital Project in the Capital Cost Comparative Pool.

          (f)  Capital Costs Comparative Pool. Within 90 days following each two
               ------------------------------
year period, Lyondell shall provide Bayer with a comparison showing all Capital Costs paid by Bayer PO LP under the PO Partnership Agreement for such two year period (mandatory and discretionary) compared to the Bayer Capacity Share of all Capital Costs for all Capital Projects to both the Partnership Plant Complexes and Non-Partnership Plant Complexes in which Bayer PO LP is obligated or elects to participate in accordance with the provisions of Sections 8.3 and 8.4 of the Partnership Agreement and this Section 11.09 (the "Capital Costs Comparative
                                                   -------------------------
Pool"). The "Bayer Capacity Share" means the Bayer PO Annual Offtake Amount
----         --------------------
divided by the Existing Plant Total PO Capacity in effect during each of the prior two years. Bayer shall have the right to audit the Capital Costs included in the Capital Costs Comparative Pool under the same terms and conditions as the audit of Fixed Costs described in Exhibit C to the PO Operating Agreement.

          (g)  Adjustment. If the positive or negative difference between (i)
               ----------
the Capital Costs paid by Bayer PO LP under the Partnership Agreement for the prior two years and (ii) the Bayer Capacity Share of the Capital Costs of all Capital Projects included in the Capital Costs Comparative Pool for such two year period exceeds 10% of the amount under clause (i), then Bayer and Lyondell will make an equitable adjustment between them to equilibrate Bayer PO LP capital spending under (i) compared to what it would have been under (ii) for the two year period. Additionally, if in connection with comparative review of Capital Costs pursuant to Section 11.01(f) it is determined that the cumulative net positive or negative difference between (i) the Capital Costs paid by Bayer PO LP under the PO Partnership Agreement and (ii) the Bayer Capacity Share of the Capital Costs of all Capital Projects included in the Capital Costs Comparative Pool measured from the Effective Date through the last year of the Capital Costs review, exceeds $5,000,000 (which threshold shall be mutually adjusted every five years taking into account inflation and other relevant factors) then Lyondell and Bayer will make an equitable adjustment between them to equilibrate Bayer PO LP's capital spending under clause (i) compared to what it would have been under clause (ii). Lyondell and Bayer shall agree on the method of equitable adjustment (examples of adjustment mechanisms might include prefunding of Capital Projects in the PO Joint Venture, distributions of capital invested in the PO Joint Venture, loans to or from the PO Joint Venture, disproportionate funding in the PO-11 Facility or other means). The parties shall seek to make such adjustment in a tax efficient manner for both Parent Parties, but both Parent Parties recognize and agree that there is no assurance of tax efficiency to either Parent Party with adjustment.

          SECTION 11.10.  Lyondell Excess Production Option. (a) At any time
                          ---------------------------------
following the end of each month, if PO Product deliveries to Bayer PO LP (including PO volumes that are swapped under logistical exchange arrangements) exceed the monthly volumes set forth in the Monthly Production Statements, then Lyondell shall have the option to purchase from Bayer the amount of such excess out of the next PO deliveries to Bayer PO LP at the then Propylene Cost plus PO Variable Unit Cost (determined on a System-wide Pooled Cost Basis) for each pound of PO so purchased. Unless the parties agree otherwise, the purchases shall be made Ex Works at either the Channelview Plant Facility or Bayport Plant Facility, as Lyondell may designate. Any purchase made by Lyondell under this
Section 11.10 (a) is called herein an "Excess PO Production Purchase." At each
                                       -----------------------------
monthly opportunity, Lyondell shall be deemed to have elected to make an Excess PO Production Purchase unless, as to any specified purchase opportunity, Lyondell waives such purchase right in writing.

          (b) Lyondell shall wire transfer the required purchase funds to Bayer to its account in the United States in accordance with Bayer's wiring instructions within five days after receipt by Lyondell of PO Product purchased pursuant to the purchase options of this Section 11.10. Payments that are not timely received shall bear interest from the date due until paid at the Default Rate.

          SECTION 11.11.  Right to Participate in a New PO Opportunity. (a) For
                          --------------------------------------------
the first five years after the Closing Date, no Parent Party or its Affiliates shall (i) commence construction or participate in the development or design of any new PO production plant anywhere in the world with a third party; (ii) acquire from any third party any ownership interest or capacity rights or equivalent in any existing PO production plant of any third party or (iii) acquire a controlling equity interest in any entity 20% of the gross revenues of which (measured by reference to the last full fiscal year preceding the date of the agreement for the acquisition) are attributable to PO (a "PO Company
                                                              ----------
Acquisition") unless such Parent Party complies with the terms of Section
-----------
11.11(b). Any of the foregoing potential investments is called herein a "New PO
                                                                         ------
Opportunity").
-----------

          (b)  Prior to pursuing a New PO Opportunity within the scope of
Section 11.11(a)(i) or (ii), such Parent Party (an "Offering Parent") shall send
                                                    ---------------
a written offer (a "Participation Offer") to the other Parent (the "Offeree
                    -------------------                             -------
Parent") to participate on a 51/49 basis with the Offering Parent in the costs,
------
risks and benefits arising out of the New PO Opportunity, both as to PO and any associated Co-Product. The Participation Offer shall contain sufficient detail to enable the Offeree Parent to evaluate the investment and a reasonable time period to make the decision. Within 60 days after a Parent Party or its Affiliate completes an acquisition within the scope of Section 11.11(a)(iii), such Parent Party shall send a written offer to the other Parent Party to participate on a 51/49 basis with such Offering Parent in costs, risks and benefits arising out of the PO business included in the PO Company Acquisition (including reimbursement of 49% of the acquisition costs incurred by such Offering Parent proportionately allocable to such PO business). If PO is not the entire business of the company subject to the PO Company Acquisition, then the Offeree Parent shall pay a purchase price determined on an equitable allocation to the PO business of the total price paid for the entire PO Company Acquisition.

          (c) The participation by the Offeree Parent in the New PO Opportunity shall be structured to maximize the voting and decision making rights of the Offering Parent and Offeree Parent together in relation to other interest holders, such as forming an entity to hold the combined interests of the Offering Parent and Offeree Parent; provided, however, that the participation
                                    --------  -------
shall always be structured so that the Offering Parent shall hold at least a 51% interest in such combined entity. The parties shall structure their 51/49 ownership (as between themselves) in all circumstances under this Section 11.11 so that the minority interest holder will have protections of its minority interest customary for 51/49 ownership transactions of that type.

          (d) The parties will negotiate in good faith regarding participation by the Offeree Parent within the terms specified in this Section 11.11. If the parties fail to reach agreement within the time period necessary to enable the Offering Party to proceed with the New PO Opportunity on its own, then the Offering Parent may proceed with the New PO Opportunity without the participation of the Offeree Parent and (if Bayer is the Offering Parent) shall be released from its exclusive purchase obligations under the Market Based PO Supply Agreement up to the amount of PO acquired in connection with such New PO Opportunity.

          (e)  Subject to Bayer negotiating in good faith under the terms of
Section 11.07(a), Lyondell's rights to participate in New PO Opportunities pursuant to Section 11.11(b) is conditioned on the execution by the one year anniversary of the Closing Date and the continued effectiveness of the Joint PO Technology Development Agreement.

          (f) Following the fifth anniversary of the Closing Date for the remainder of the term of the PO Joint Venture, each Parent Party shall consider in good faith offering the other Parent the opportunity to participate in New PO Opportunities that become available to it.

          SECTION 11.12.  PO Logistics. PO Product Sourcing and Logistics will
                          ------------
be implemented by a PO Logistics Agreement reflecting the terms set forth in the Term Sheet attached as Exhibit J.

          IN WITNESS WHEREOF, this Agreement has been duly executed by the parties as of the day and year first above written.

                                             BAYER AG

                                             By:  /s/ Hans-Joachim Kaiser
                                                --------------------------------
                                             Name:  Hans-Joachim Kaiser
                                             Title: Head of Business Group,
                                                    Polyurethanes


                                             BAYER CORPORATION

                                             By:  /s/ H. J. Kogelnik
                                                --------------------------------
                                             Name:  H. J. Kogelnik
                                             Title: President of the
                                                    Polyurethanes Division


                                             LYONDELL CHEMICAL COMPANY

                                             By:  /s/ Kevin DeNicola
                                                --------------------------------
                                             Name:  Kevin DeNicola
                                             Title: Vice President,
                                                    Corporate Development